                                                                   EXHIBIT 10.31

================================================================================





                      REVOLVING LOAN AND SECURITY AGREEMENT

                           Dated as of October 2, 1998

                                     BETWEEN

                           UNIVERSAL ELECTRONICS INC.

                                       AND

                         BANK OF AMERICA NATIONAL TRUST

                             AND SAVINGS ASSOCIATION




================================================================================

                               TABLE OF CONTENTS

                                                                                         Page
                                                                                         ----
ARTICLE I DEFINITIONS AND TERMS ............................................               1

ARTICLE II COMMITMENTS OF THE BANK; BORROWING PROCEDURES ...................              11

         2.1 Commitments ...................................................              11
         2.2 Absence of Defaults ...........................................              12
         2.3 Disbursements to Other Persons ................................              12
         2.4 Borrowing Procedure ...........................................              12
         2.5 Various Types of Loans ........................................              13
         2.6 Continuation and Conversion of Loans ..........................              13

ARTICLE III NOTE EVIDENCING LOANS; REPAYMENTS AND RECORD
              KEEPING ......................................................              13

          3.1 Revolving Note ...............................................              13
          3.2 Voluntary Repayments .........................................              14
          3.3 Recordkeeping ................................................              14

 ARTICLE IV INTEREST, FEES AND LETTERS OF CREDIT ...........................              14

          4.1 Interest, Etc ................................................              14
          4.2 Nonuse Fee ...................................................              14
          4.3 Closing Fee ..................................................              15
          4.4 Computation of Interest and Fees .............................              15
          4.5 Payment Dates for Interest ...................................              15
          4.6 Letter of Credit Fees ........................................              15
          4.7 Request for Issuance of Letters of Credit ....................              15
          4.8 Letter of Credit Provisions ..................................              15
          4.9 Disbursements ................................................              16
          4.10 Reimbursement By Borrower of Drawings Under Letters of Credit              16

ARTICLE V COLLATERAL; GENERAL TERMS ........................................              17

          5.1 Collateral ...................................................              17
          5.2 Further Assurances ...........................................              18
          5.3 Inspections ..................................................              18
          5.4 Perfection; Locations ........................................              18
          5.5 Power-of-Attorney ............................................              19
          5.6 Assignments ..................................................              19
          5.7 Special Collateral ...........................................              19



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
       5.8 Waivers, etc ....................................................              19
       5.9 Set-off .........................................................              19
       5.10 Bank Accounts ..................................................              20

ARTICLE VI APPLICATION OF COLLECTIONS TO LIABILITIES .......................              20

       6.1 Collateral Proceeds Account and Lock Boxes ......................              20
       6.2 Bank as Attorney and Agent-in-Fact ..............................              20
       6.3 Application of Proceeds .........................................              20
       6.4 Availability of Proceeds ........................................              21
       6.5 Other Provisions ................................................              21

ARTICLE VII COLLATERAL; ACCOUNTS ...........................................              22

       7.1 Representations and Warranties with respect to Accounts .........              22
       7.2 Verification ....................................................              22
       7.3 Covenants with respect to Accounts ..............................              23
       7.4 Accounts and Special Collateral .................................              23
       7.5 Power of Attorney ...............................................              23
       7.6 Records of Accounts .............................................              24

ARTICLE VIII COLLATERAL; INVENTORY .........................................              24

       8.1 Inventory .......................................................              24
       8.2 Sale of Inventory ...............................................              25

ARTICLE IX COLLATERAL EQUIPMENT ............................................              25

       9.1 Good Title ......................................................              25
       9.2 Maintenance of Equipment ........................................              25
       9.3 Certificates of Title, etc ......................................              25

ARTICLE X INSURANCE AND CHARGES ............................................              26

      10.1 Insurance .......................................................              26
      10.2 Charges .........................................................              26

ARTICLE XI REPRESENTATIONS AND WARRANTIES ..................................              27

      11.1 Organization ....................................................              27
      11.2 Authorization ...................................................              27
      11.3 No Conflicts ....................................................              27
      11.4 Validity and Binding Effect .....................................              27
      11.5 No Default ......................................................              28

      11.6    Financial Statements ...........................................           28
      11.7    Insurance ......................................................           28
      11.8    Litigation; Contingent Liabilities .............................           28
      11.9    Ownership of Assets; Liens .....................................           28
      11.10   Subsidiaries ...................................................           29
      11.11   Partnerships; Joint Ventures ...................................           29
      11.12   Pension and Welfare Plans ......................................           29
      11.13   Regulation U ...................................................           29
      11.14   Compliance .....................................................           30
      11.15   Taxes ..........................................................           30
      11.16   Investment Borrower Act Representation .........................           30
      11.17   Public Utility Holding Borrower Act Representation .............           30
      11.18   Environmental Matters ..........................................           30
      11.19   Accuracy of Information ........................................           30
      11.20   Year 2000 Problem ..............................................           30

ARTICLE XII COVENANTS ........................................................           31

      12.1    Financial Statements and Other Reports .........................           31
      12.1.1  Financial Statements and Reports ...............................           31
      12.1.2  Other Reports ..................................................           32
      12.2    Notices ........................................................           32
      12.3    Existence ......................................................           33
      12.4    No Change in Line of Business ..................................           33

      12.5    Books, Records and Access ......................................           33
      12.6    Insurance ......................................................           34
      12.7    Maintenance of Assets ..........................................           34
      12.8    Taxes ..........................................................           34
      12.9    Compliance .....................................................           34
      12.10   Use of Proceeds ................................................           34
      12.11   Pension Plans ..................................................           34
      12.12   Consolidations, Mergers, Acquisitions ..........................           35
      12.13   Dividends and Restricted Payments ..............................           35
      12.14   Indebtedness ...................................................           36
      12.15   Liens ..........................................................           36
      12.16   Investments ....................................................           37
      12.17   Capital Expenditures ...........................................           37
      12.18   Financial Covenants ............................................           37
      12.18.1 Consolidated EBITDA ............................................           37
      12.18.2 Consolidated Net Worth .........................................           38
      12.18.3 Indebtedness to EBITDA Ratio ...................................           38
      12.18.4 Asset Coverage Ratio ...........................................           38
      12.19   Other Agreements ...............................................           38
      12.20   Unconditional Purchase Options .................................           39



                                      -iii-
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
      12.21 Subsidiary Payments, etc .........................................            39

 ARTICLE XIII CONDITIONS PRECEDENT ...........................................            39

      13.1  Initial Loan and Letter of Credit ................................            39
      13.2  All Loans ........................................................            40

  ARTICLE XIV EVENTS OF DEFAULT ..............................................            41

      14.1  Event of Default .................................................            41
      14.2  Termination of Commitments and Effect of Event of Default.........            43
      14.3  Collateral .......................................................            43
      14.4  Assembly of Collateral ...........................................            44
      14.5  Notice ...........................................................            44
      14.6  Sale of Collateral ...............................................            44
      14.7  Waiver of Borrower ...............................................            44

  ARTICLE XV INCREASED COSTS AND OTHER SPECIAL PROVISIONS ....................            45

      15.1  Increased Costs ..................................................            45
      15.2  Changes in Law Rendering Certain Loans Unlawful ..................            45
      15.3  Funding Losses; Prepayment of Fixed Rate Loans ...................            46
      15.4  Basis for Determining Interest Rate Inadequate or Unfair..........            47
      15.5  Right of Bank to Fund through Other Offices ......................            47
      15.6  Discretion of Bank as to Manner of Funding .......................            47
      15.7  Conclusiveness of Statements; Survival of Provisions .............            47

ARTICLE XVI ENVIRONMENTAL, SAFETY AND HEALTH INDEMNITY AND WAIVER ............            47

ARTICLE XVII MISCELLANEOUS ...................................................            48

      17.1  Waiver and Amendments ............................................            48
      17.2  Notices ..........................................................            48
      17.3  Expenses .........................................................            49
      17.4  General Indemnity ................................................            49
      17.5  Information ......................................................            50
      17.6  Severability .....................................................            50
      17.7  Law ..............................................................            50
      17.8  Successors .......................................................            50
      17.9  WAIVER OF JURY TRIAL .............................................            50



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

                         LIST OF EXHIBITS AND SCHEDULES

        Exhibit A         - Form of Revolving Note
        Exhibit B         - Form of Patent and Trademark Assignment
        Exhibit C         - Forms of Opinions of Counsel

        Schedule 5.4      - Locations of Collateral, Books and Records, Chief
                            Executive Office and list of Affiliates
        Schedule  8.1     - Inventory Stored With Bailee, Warehouseman or Other
                            Third-Party
        Schedule  10.1    - Insurance
        Schedule  11.1    - Organization
        Schedule  11.5    - Defaults
        Schedule  11.8    - Litigation and Contingent Liabilities
        Schedule  11.9    - Liens
        Schedule  11.10   - Subsidiaries
        Schedule  11.11   - Partnerships and Joint Ventures
        Schedule  11.12   - ERISA Matters
        Schedule  11.14   - Compliance Matters
        Schedule  11.18   - Environmental Matters
        Schedule  12.14   - Outstanding Indebtedness
        Schedule  12.15   - Existing Liens
        Schedule  12.16   - Existing Investments

                      REVOLVING LOAN AND SECURITY AGREEMENT

        THIS REVOLVING LOAN AND SECURITY AGREEMENT (this "Agreement"), made as of the 2nd day of October, 1998, between BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association (the "Bank"), and UNIVERSAL ELECTRONICS INC., a Delaware corporation (the "Borrower").


                                   WITNESSETH:

        WHEREAS, the Borrower has requested that the Bank make revolving loans to, and issue letters of credit to or for the account of, the Borrower; and

        WHEREAS, the Bank is willing to make such loans and issue such letters of credit, subject to the terms and conditions hereof;

        NOW THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:


                                    ARTICLE I
                              DEFINITIONS AND TERMS

        The following words, terms and/or phrases shall have the meanings set forth thereafter and such meanings shall be applicable to the singular and plural form thereof, giving effect to the numerical difference; whenever the context so requires, the use of "it" in reference to Borrower shall mean Borrower as identified at the beginning of this Agreement:

        "Accounts" is defined in Section 5.1.

        "Acquisition" means, with respect to any Person, (a) the acquisition by such Person of all or substantially all of the assets of any other Person (or a division or ongoing business thereof), whether through the purchase of assets, through merger, consolidation or otherwise (other than a Person that is a Subsidiary of the Borrower or one of its Subsidiaries prior to such purchase of assets) or (b) an Investment by such Person in any other Person as a result of which such other Person becomes a Subsidiary of such first Person.

        "Adjusted Reference Rate" means, at any time, the higher of (a) the Reference Rate or (b) the Federal Funds Rate plus one-half of one percent (0.5%) per annum.

        "Adjusted Reference Rate Loan" means a Loan bearing interest at the Adjusted Reference Rate.

        " Affiliate" means any "Person" (hereinafter defined) in which Borrower, one or more partners of Borrower, one or more equity interest holders of Borrower, "Subsidiary" (hereinafter defined), and/or "Parent" (hereinafter defined), individually, jointly and/or severally, now or at any time or times hereafter, has or have an equity or other ownership interest equal to or in excess of 50% of the total equity of or other ownership interest in such Person.

        "and/or" means one or the other or both, or any one or more or all, of the things or Persons in connection with which the conjunction is used.

        "Applicable Margin" means (a) from the Effective Date to but not including the first (1st) anniversary of the Effective Date, 1.75% per annum with respect to IBOR Loans and Fixed Rate Loans and 0.125% per annum with respect to the Non-Use Fee and (b) from and including the first (lst) anniversary of the Effective Date and thereafter, the Applicable Margin shall be determined as of the last day of each fiscal quarter of each fiscal year of the Borrower on a trailing basis, based on the Borrower's Consolidated EBITDA as of the last day of each of the four fiscal quarters immediately preceding the date of any determination of the Applicable Margin hereunder and such Applicable Margin shall equal the percentage per annum set forth below in the following table:

                                     Applicable Margin
     Trailing Four-                    for IBOR Loans                  Applicable Margin
Quarter Consolidated EBITDA         and Fixed Rate Loans                for Non-Use Fee
---------------------------         --------------------               ------------------
Equal to or greater than               1.25% per annum                 0.1250% per annum
$13,500,000

Equal to or greater than               1.50% per annum                 0.1250% per annum
$10,500,000 but less than
$13,500,000

Equal to or greater than               1.75% per annum                 0.1250% per annum
$7,500,000 but less than
$10,500,000

Less than $7,500,000                   2.00% per annum                 0.1875% per annum

Any change in the Applicable Margin shall become effective two (2) Banking Days following delivery by the Borrower to the Bank of a quarterly compliance certificate pursuant to Section 12.1.1(d) evidencing that the Borrower's Consolidated EBITDA for the four fiscal quarters immediately preceding the date of determination for the Applicable Margin warrants an adjustment to the Applicable Margin, whether upward or downward. Notwithstanding the foregoing, but subject to Section 4.1(d), at any time an Event of Default exists or an Unmatured Event of Default with respect to the Borrower's obligations under
Section 12.1.1 exists, the Applicable Margin shall be determined as if the trailing four-quarter Consolidated EBITDA was less than $7,500,000 until such Event of Default or Unmatured Event of Default is cured or waived by the Bank.

        "Application" means any application by Borrower, in a form and containing terms and provisions acceptable to Bank, for the issuance by Bank of a Letter of Credit.

        "Approved Acquisition" means any Acquisition by any Person (the "Purchaser") of all or substantially all of the Stock, equity interests or assets of another Person (the "Target") provided that (a) such transaction has been approved by the board of directors or other similar body of the Target and if necessary under applicable law, the shareholders or other owners of the Target have also so approved such transaction, (b) the Target is engaged in substantially the same lines of business as engaged in by the Purchaser immediately prior to such transaction, (c) immediately before and after giving effect to such transaction, there shall not exist an Event of Default or an Unmatured Event of Default, and (d) if the total consideration payable for such Acquisition, whether in cash, property or by the face amount of an instrument evidencing Indebtedness, exceeds $1,000,000, the Bank shall have given its prior written consent thereto.

        "Bank" is defined in the Preamble.

        "Banking Day" means (a) a day other than a Saturday, Sunday or a legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in Chicago, Illinois and San Francisco, California and (b) relative to the making, continuing, prepaying or repaying of an IBOR Loan, any day on which dealings in Dollars are carried on in the interbank market.

        "Borrower" is defined in the Preamble.

        "Capital Expenditures" shall mean for any period, the sum of (a) the aggregate amount of all expenditures of Borrower and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures; and (b) the aggregate amount of all Capitalized Lease Liabilities paid or payable during such period.

        "Capitalized Lease" means any lease which is or should be capitalized on the balance sheet of the lessee under such lease in accordance with GAAP.

        "Capitalized Lease Liabilities" shall mean all monetary obligations of Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as a Capitalized Lease, and, for purposes of this Agreement and each of the Other Agreements, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

        "Cash Equivalents" means (a) investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, provided that any such obligations shall mature within one year of the date of issuance thereof; (b) investments in commercial paper rated at least P-1 by Moody's Investors Service, Inc. or at least A-1 by Standard & Poors Corporation maturing within 270 days of the date of issuance thereby; and (c) investments in certificates of deposits and bankers acceptances issued by (i) the Bank, (ii) any Person controlling the Bank or (iii) any United States commercial bank having capital and surplus of not less then $100,000,000 and which have a maturity of one year or less.

        "Charges" means all national, federal, state, county, city, municipal and/or other governmental (or any instrumentality, division, agency, body or department thereof including without limitation the Pension Benefit Guaranty Corporation) taxes, levies, assessments, charges, liens, claims or encumbrances upon and/or relating to the "Collateral" (as hereinafter defined), Borrower's business, Borrower's ownership and/or use of any of its assets, and/or Borrower's income and/or gross receipts.

        "Collateral" is defined in Section 5.1.

        "Commitment" is defined in Section 2.1.

        "Consolidated EBITDA" means, at any date of determination, the sum for such period of the Consolidated Net Income of Borrower, plus the aggregate amount deducted, in determining Borrower's consolidated net income for such period, in respect of (a) total interest expense (including any interest expense in respect of Capitalized Lease Liabilities), plus (b) tax expense, plus (c) depreciation, amortization and other similar non-cash charges, all determined in accordance with GAAP.

        "Consolidated Net Income" means the consolidated net income of Borrower and its Subsidiaries, less taxes and excluding extraordinary or non-recurring gains, all determined in accordance with GAAP.

        "Consolidated Net Worth" means the consolidated net worth of Borrower and its Subsidiaries.

        "Dollars" and the sign "$" mean lawful money of the United States of America.

        "Domestic Account" means an Account with respect to which the Obligor thereof is a resident of any State or Commonwealth of the United States of America.

        "Domestic Inventory" means Inventory which is located in any State or Commonwealth of the United States of America.

        "Domestic Subsidiary" means a Subsidiary of the Borrower that is incorporated or otherwise formed under the corporate, partnership or other applicable governing law of any State or Commonwealth of the United States of America.

        "Effective Date" means the date upon which Borrower satisfies the conditions precedent for the initial Loan or Letter of Credit.

        "Environmental Laws" means the Resource Conservation and Recovery Act; the Comprehensive Environmental Response, Compensation and Liability Act; any so-called "Superfund" or "Superlien" law; the Toxic Substances Control Act; and any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree or other requirement regulating, relating to, or imposing liability or standards of conduct (including, but not limited to, permit requirements, and emission or effluent restrictions) concerning any Hazardous Materials or any hazardous, toxic or dangerous waste, substance or constituent, or any pollutant or contaminant or other substance, whether solid, liquid or gas, as now or at any time hereafter in effect.

        "Equipment" is defined in Section 5.1.

        "Event of Default" means the occurrence of any one or more of the events described in Section 14.1 after giving effect to any applicable periods of notice and/or cure which are provided for in said Section 14.1 or in any instrument referred to in Sections or (c) thereof.

        " Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)" on the preceding Banking Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Banking Day, the rate for such day will be the arithmetic mean as determined by Bank of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by Bank.

        "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

        "Fixed Rate" means, at any time, the rate of interest applicable to any Loan denominated by Borrower and Bank as a Fixed Rate Loan for the Interest Period applicable to such Loan, as agreed to by Borrower and Bank, telephonically or in writing, at the time of the making of such Loan as set forth in Section 2.4(c) and 4.1(c). Such Fixed Rate is intended to reflect Bank's approximate cost of funds with respect to each Fixed Rate Loan, as determined by Bank in its sole and absolute discretion, determined and provided to Borrower on a non-discriminatory manner with respect to all commercial banking customers of Bank for whom Bank has extended credit based upon its fixed rate lending program as in effect at the time of the making of such Fixed Rate Loan. Bank shall have no obligation to disclose to Borrower its actual cost of funds, how such cost of funds was determined or any element thereof.

        "Fixed Rate Loan" means a Loan bearing interest at the Fixed Rate as set forth in Section 4.1(c)hereof.

        "GAAP" means generally accepted accounting principles as from time to time in effect.

        "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

        "Guarantee Liability" of any Person means any agreement, undertaking or arrangement by which such Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation in respect of any Guarantee Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

        "Hazardous Materials" means any toxic substance, hazardous substance, hazardous material, hazardous chemical or hazardous waste defined or qualifying as such in (or for the purposes of) any Environmental Law, or any pollutant or contaminant, and shall include, but not be limited to, petroleum, including crude oil or any fraction thereof which is liquid at standard conditions of temperature or pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute), any radioactive material, including, but not limited to, any source, special nuclear or by-product material as defined at 42 U.S.C. section 2011 et. seq., as amended or hereafter amended, polychlorinated biphenyls, and asbestos in any form or condition.

        "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

        "IBOR Loan" means a Loan which bears interest at a rate determined by reference to the IBOR Rate (Adjusted).

        " IBOR Office" means the office or offices of Bank which shall be making or maintaining the IBOR Loans of Bank hereunder or such other office or offices through which Bank determines its IBOR Rate. An IBOR Office may be, at the option of Bank, either a domestic or foreign office.

        "IBOR Rate" means, with respect to any IBOR Loan for any Interest Period, the rate per annum at which Dollar deposits in immediately available funds are offered by Bank to major banks in the interbank market as at or about 11:00 a.m. Chicago time two Banking Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount equal or comparable to the amount of Bank's IBOR Loan for such Interest Period.

        "IBOR Rate (Adjusted)" means, relative to any IBOR Loan for any Interest Period, a rate per annum determined pursuant to the following formula:

          IBOR Rate =                      IBOR Rate
                                ------------------------------
         (Adjusted)             1.00 - IBOR Reserve Percentage

The IBOR Rate (Reserve Adjusted) for any Interest Period for any IBOR Loan will be determined by Bank on the basis of the IBOR Reserve Percentage in effect two
(2) Banking Days before the first day of such Interest Period.

        "IBOR Reserve Percentage" means, for any day in any Interest Period for any IBOR Loan, the percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor thereto) or other U.S. government agency for determining the maximum reserve requirement (including, without limitation, any marginal, basic, emergency, supplemental, and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) for banks in respect of liabilities or assets (with a term equal to such Interest Period) consisting of or including "Eurocurrency Liabilities", as currently defined in Regulation D of the Federal Reserve Board, or any other applicable regulation or other liabilities or assets which Bank determines are actually maintained and attributable to or allocable to such IBOR Loan. In determining such amount, Bank may use any reasonable averaging and attribution methods.

        "Indebtedness" means all obligations and liabilities of Borrower to any Person (including without limitation all debts, claims and indebtedness for borrowed money) whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under written or oral agreement, by operation of law, or otherwise; excluding, however, trade payables arising in the ordinary course of business, normal and customary business accruals and other employee-related obligations and liabilities not constituting indebtedness for borrowed money. Indebtedness includes, without limiting the generality of the foregoing: (a) obligations or liabilities of any Person that are secured by any lien, claim, encumbrance, or security interest upon property owned by Borrower even though Borrower has not assumed or become liable for the payment therefor; (b) obligations or liabilities created or arising under any lease of real or personal property, or conditional sale or other title retention agreement with respect to property used and/or acquired by Borrower, even though the rights and remedies of the lessor, seller and/or lender thereunder are limited to repossession of such property; (c) Hedging Obligations and (d) Capitalized Lease Liabilities.

        "Interest Period" means, with respect to any IBOR Loan or Fixed Rate Loan, the period commencing on the borrowing date of such IBOR Loan or Fixed Rate Loan or any applicable date of conversion or continuation and (a) with respect to IBOR Loans, ending one, two, three or six months thereafter and (b) with respect to Fixed Rate Loans, ending on such day as the Borrower shall select not to exceed 30 days from the making of such Loan or the conversion to such Loan, as selected by Borrower pursuant to Sections 2.4(c), 2.5 or 2.6, as the case may be; provided that

        (i) if such Interest Period would otherwise end on a day which is not a Banking Day, such Interest Period shall end on the next following Banking Day (unless with respect to IBOR Loans such next following Banking Day is the first Banking Day of a calendar month, in which case such Interest Period shall end on the immediately preceding Banking Day);

        (ii) if with respect to IBOR Loans, there exists no day numerically corresponding to the day such Loan was made in the month in which the last day of such Interest Period would otherwise fall, such Interest Period shall end on the last Banking Day of such month; and

        (iii) Borrower shall not be permitted to select an Interest Period that ends on a date later than the Termination Date.

        "Investment" of any Person means, without duplication, (a) any investment, made in cash or by delivery of any kind of property or asset, in any other Person, whether by acquisition of shares of stock or similar interest, Indebtedness or other obligation or security, or by loan, advance or capital contribution, or otherwise, (b) any Guarantee Liability of such Person and (c) any ownership or similar interest held by such Person in any other Person. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

        "Letter of Credit" means a standby or commercial letter of credit issued by Bank pursuant to an Application and for the account of Borrower, in such form and containing such terms as Bank shall require.

        "Letter of Credit Commitment" means the obligation of Bank to issue Letters of Credit in accordance with the terms of Section 2.1(b)

        "Letter of Credit Facility Amount" means the lesser of (a) $3,000,000 minus the aggregate of all drawings which have been honored but have not been reimbursed under any Letter of Credit or (b) an amount equal to the Revolving Loan Commitment minus the outstanding principal amount of all Revolving Loans.

        "Letter of Credit Liabilities" means, at any time of determination, but without duplication, an amount equal to the sum of (a) the aggregate amount available to be drawn under outstanding Letters of Credit plus (b) the aggregate amount of all drawings which have been honored but have not been reimbursed under any Letter of Credit.

        "Liabilities" means all obligations and liabilities of Borrower to Bank (including, without limitation, all Letter of Credit Liabilities, Hedging Obligations, debts, claims, and Indebtedness) whether primary or secondary, direct or indirect, absolute or contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under this Agreement or the Other Agreements (hereinafter defined), or by oral agreement or operation of law or otherwise.

        "Lien" means any mortgage, pledge, hypothecation, judgment lien or similar legal process, title retention lien, or other lien, encumbrance or security interest, including, without limitation, the interest of a vendor under any conditional sale or other title retention agreement and the interest of a lessor under any Capitalized Lease.

        "Loan" is defined in Section 2.1.

        "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Borrower to perform under this Agreement or any Other Agreement; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower of this Agreement or any Other Agreement.

        "Non-Domestic Inventory" means Inventory which does not constitute Domestic Inventory.

        "Note" and "Revolving Note" means the promissory note of the Borrower referred to in Section 3.1 hereof.

        "Obligor" means any Person who is and/or may become obligated to Borrower under or on account of any Account.

        "Occupational Safety and Health Law" means the Occupational Safety and Health Act of 1970 and any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning employee health and/or safety.

        "Other Agreements" means each Application, the Note, the Patent and Trademark Assignment, the Supplemental Documentation, and any agreements, instruments and documents, including without limitation guaranties, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements and all other written matter heretofore, now and/or from time to time hereafter executed by and/or on behalf of Borrower and delivered to Bank.

        "Patent and Trademark Assignment" is defined in Section 5.2.

        "Payment Date" means (a) with respect to any IBOR Loan or Fixed Rate Loan, the last day of each Interest Period with respect thereto and, with respect to IBOR Loans if such Interest Period is in excess of three months, the day three months after the commencement of such Interest Period and thereafter the last day of the Interest Period with respect thereto; (b) with respect to any Adjusted Reference Rate Loan, the last day of each month commencing on the first such date to occur after an Adjusted Reference Rate Loan is made or an IBOR Loan or a Fixed Rate Loan is converted into such Adjusted Reference Rate Loan; and (c) as to the nonuse fee, the last day of each calendar quarter, commencing on the first such date to occur after the date hereof.

        "Permitted Encumbrances" means (a) Liens for current Charges not delinquent or for Charges being contested in good faith, by appropriate proceedings and with respect to which the Borrower is maintaining adequate reserves if required in accordance with GAAP, (b) Liens which arise in the ordinary course of business for sums not due or sums which the Borrower is contesting in good faith, by appropriate proceedings and with respect to which the Borrower is maintaining adequate reserves if required in accordance with GAAP, but which do not involve any deposits, advances or Indebtedness or the deferred purchase price of property or services, (c) Liens granted by any Subsidiary to secure such Subsidiary's Indebtedness (if any) to the Borrower, or
(d) Liens granted to, or in favor of, the Bank.

        "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal or otherwise, including without limitation, any instrumentality, division, agency, body or department thereof).

        "Reference Rate" means the rate of interest publicly announced from time to time by Bank as its reference rate. The Reference Rate is set by Bank based on various factors, including Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point in pricing some loans. The Bank may price loans to its customers at, above or below the Reference Rate. Any change in the Reference Rate will take effect at the opening of business on the day specified in the public announcement of a change in the Bank's Reference Rate.

        "Restructuring Charges" means all costs, expenses and other charges paid or incurred by the Borrower in connection with the write-down of any fixed assets, accounts receivable, intangibles or inventory, severance and employee benefit costs, costs relating to the disposition of assets, and all other special charges paid or incurred in connection with the discontinuation of Borrower's North American One For All business, as more fully described in Borrower's Annual Report on SEC Form 10-K dated March 30, 1998.

        "Revolving Loan" is defined in Section 2.1(a).

        "Revolving Loan Commitment" is defined in Section 2.1(a).

        "Special Collateral" is defined in Section 5.7.

        "Stock" means all shares, interests, participants or other equivalents (however designated) of or in a corporation, whether or not voting, including but not limited to common stock, warrants, preferred stock, convertible debentures and all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing.

        "Subsidiary" means any Person at least a majority of whose issued and outstanding Stock or other ownership interests now or at any time or times hereafter is owned by Borrower or Parent, as the case may be, and/or one or more of their respective Subsidiaries.

        "Supplemental Documentation" is defined in Section 5.2.

        "Termination Date" is defined in Section 2.1(a).

        "UCC" means the Uniform Commercial Code as from time to time in effect in the State of Illinois or other applicable jurisdiction.

        "Unmatured Event of Default" means any event which if it continues uncured will, with lapse of time or notice or lapse of time and notice, constitute an Event of Default.

        Except as otherwise defined in this Agreement or the Other Agreements, all words, terms and/or phrases used herein and therein shall be defined by the applicable definition therefor (if any) in the UCC.


                                   ARTICLE II
                  COMMITMENTS OF THE BANK; BORROWING PROCEDURES

        SECTION 2.1 Commitments. Subject to the terms and conditions of this Agreement, Bank agrees:

                (a) Revolving Loan Commitment. To make loans to Borrower (herein collectively called the "Revolving Loans" and individually called a "Revolving Loan") on a revolving basis from time to time from the Effective Date to the Termination Date, in such amounts as Borrower may from time to time request; provided that the aggregate principal amount of all Revolving Loans from time to time outstanding shall not exceed $15,000,000 minus the aggregate amount of all Letter of Credit Liabilities. The foregoing commitment is herein called the "Revolving Loan Commitment". The Revolving Loan Commitment shall terminate on the date which is the earlier of (i)

        _____________, 2001 or (ii) if sooner, the date upon which the Commitments are terminated pursuant to Section 14.2 hereof (the "Termination Date"). Subject to this Agreement, Revolving Loans which have been repaid may be reborrowed.

                (b) Letter of Credit Commitment. To issue standby or commercial Letters of Credit from time to time on any Banking Day from the Effective Date to the Banking Day immediately prior to the Termination Date in an aggregate outstanding amount not exceeding the Letter of Credit Facility Amount. Each Letter of Credit shall be issued pursuant to an Application and shall be subject to the applicable provisions of
        Section 3 hereof.

The Revolving Loans are herein collectively called the "Loans" and individually called a "Loan" and the Revolving Loan Commitment and the Letter of Credit Commitment are herein collectively called the "Commitments" and individually called a "Commitment".

        SECTION 2.2 Absence of Defaults. Each request for a Revolving Loan or any Letter an Credit shall constitute an automatic warranty and representation by Borrower to Bank that there does not then exist an Event of Default or an Urunatured Event of Default on the date of such request and on the date of receipt of the proceeds of such Loan or such Letter of Credit.

        SECTION 2.3 Disbursements to Other Persons. Borrower hereby authorizes and directs Bank to disburse, for and on behalf of Borrower and for Borrower's account, each Letter of Credit and the proceeds of Loans made by Bank to Borrower pursuant to this Agreement to such Person or Persons as Borrower or any Person specified in writing by Borrower shall direct in writing.

        SECTION 2.4 Borrowing Procedure.

        (a) Adjusted Reference Rate Loans. Each request for a proposed borrowing of an Adjusted Reference Rate Loan shall be made on a Banking Day upon written or telephonic notice from Borrower received by Bank prior to 2:00 p.m., Chicago, Illinois time, on such Banking Day. Such notice shall specify (i) the borrowing date (which shall be a Banking Day) and (ii) the amount of such Loan. Subject to the satisfaction of the applicable conditions precedent set forth herein, Bank shall pay over such funds to Borrower on the requested borrowing date. Each Adjusted Reference Rate Loan shall be in a minimum amount of $100,000 and an integral multiple of $100,000.

        (b) IBOR Loans. Each request for a proposed borrowing of an IBOR Loan shall be made upon at least two (2) Banking Days' prior written or telephonic notice from Borrower received by the Bank prior to 2:00 p.m., Chicago, Illinois time. Such notice shall specify (i) the borrowing date (which shall be a Banking
Day), (ii) the amount of such Loan, and (iii) the initial Interest Period for such Loan. Subject to the satisfaction of the applicable conditions precedent set forth herein, the Bank shall pay over such funds to Borrower on the requested borrowing date. Each IBOR Loan shall be in a minimum amount of $500,000 and an integral multiple of $100,000.

        (c) Fixed Rate Loans. Each request for a proposed borrowing of a Fixed Rate Loan shall be made on a Banking Day upon written or telephonic notice from Borrower received by the Bank prior to 2:00 p.m., Chicago, Illinois time. Such notice shall specify (i) the borrowing date (which shall be a Banking Day), (ii) the amount of such Loan, and (iii) the initial Interest Period for such Loan. Subject to the satisfaction of the applicable conditions precedent set forth herein, the Bank shall pay over such funds to Borrower on the requested borrowing date. Each Fixed Rate Loan shall be in a minimum amount of $10,000 and an integral multiple of $1,000.

        SECTION 2.5 Various Types of Loans. On the terms and subject to the conditions of this Agreement, all or any portion of the Loans shall be maintained as either Adjusted Reference Rate Loans, IBOR Loans, Fixed Rate Loans or combinations thereof (each a "type" of Loan), as Borrower shall specify. Not more than 5 IBOR Loans having different Interest Periods shall be outstanding at any one time. Not more than 3 Fixed Rate Loans having different Interest Periods shall be outstanding at any one time.

        SECTION 2.6 Continuation and Conversion of Loans. Borrower may elect to
(i) continue any outstanding IBOR Loan or Fixed Rate Loan from the then current Interest Period for such Loan into a subsequent Interest Period to begin on the last day of such current Interest Period or (ii) convert all or any part (subject to the limits set forth below) of any outstanding IBOR Loan or Fixed Rate Loan into a different type of Loan by giving Bank prior written or telephonic notice of such continuation or conversion by 2:00 p.m., Chicago time,
(a) in the case of conversion into an Adjusted Reference Rate Loan, on the day of such conversion and (b) in the case of continuation of or conversion into an IBOR Loan or Fixed Rate Loan, at least one Banking Day with respect to Fixed Rate Loans and three Banking Days with respect to IBOR Loans prior to the date of such continuation or conversion; provided that any conversion of an IBOR Loan or Fixed Rate Loan on a day other than the last day of an Interest Period therefor shall be subject to the provisions of Section 15.3. Each such notice shall specify (i) the effective date of continuation or conversion (which shall be a Banking Day), (ii) the IBOR Loan or Fixed Rate Loan (or portion thereof) to be continued or converted and (iii) if applicable, the Interest Period for such IBOR Loan or Fixed Rate Loan after giving effect to such continuation or conversion. Absent timely notice of continuation or conversion, each IBOR Loan or Fixed Rate Loan shall automatically convert to an Adjusted Reference Rate Loan on the last day of the current Interest Period or at any time an Event of Default exists.


                                   ARTICLE III
              NOTE EVIDENCING LOANS; REPAYMENTS AND RECORD KEEPING

        SECTION 3.1 Revolving Note. The Revolving Loans shall be evidenced by a promissory note (herein called the "Note" or "Revolving Note") substantially in the form set forth as Exhibit A, with appropriate insertions, dated the date hereof, payable to the order of

Bank in the maximum principal amount of $15,000,000, which Note shall mature and be payable in full on the Termination Date.

        SECTION 3.2 Voluntary Repayments. In addition to the application of collections to the Liabilities contemplated by Article VI, Borrower may from time to time, on any Banking Day voluntarily repay the principal of the Revolving Loans in whole or in part without any premium or penalty, except as contemplated by Article XV; provided, however, that any partial repayment of principal shall be in a minimum amount of $500,000 and in an integral multiple of $100,000. Borrower shall promptly confirm any telephonic notice of repayment in writing.

        SECTION 3.3 Recordkeeping. Bank shall record in its records the date and amount of each Loan made and Letter of Credit issued hereunder, each repayment thereof and the other information provided for thereon. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on the Note and any Letter of Credit. The failure to so record any such information shall not however limit or otherwise affect the obligations of Borrower hereunder, under the Note or any Application to pay the principal amount of all Revolving Loans, Letters of Credit or any other of the Liabilities.


                                   ARTICLE IV
                      INTEREST, FEES AND LETTERS OF CREDIT

        SECTION 4.1 Interest, Etc. Borrower hereby promises to pay interest on the unpaid principal amount of any Loan for the period commencing on the date such Loan is made until such Loan is paid in full, as follows:

        (a) with respect to any portion of the Loan being maintained as Adjusted Reference Rate Loan, at a rate per annurn equal to the Adjusted Reference Rate from time to time in effect;

        (b) with respect to any portion of the Loan being maintained as an IBOR Loan, at a rate per annum equal to the IBOR Rate (Adjusted) applicable to each Interest Period for such Loan plus the Applicable Margin; and

        (c) with respect to any portion of the Loan being maintained as a Fixed Rate Loan, at a rate per annurn equal to the Fixed Rate applicable to each Interest Period for such Loan plus the Applicable Margin.

        (d) with respect to all Loans at any time any Event of Default shall exist, at a rate per annum equal to the Adjusted Reference Rate in effect from time to time plus two percent (2.0%)

        SECTION 4.2 Nonuse Fee. The Borrower agrees to pay to the Bank a nonuse fee equal to the product of the Applicable Margin times the daily average of the unused amount of the Revolving Loan Commitment during the period from and including the Effective Date to and including the Termination Date. Such nonuse fee shall be payable on each Payment Date and on the Termination Date for any period then ending for which such nonuse fee shall not have been paid.

        SECTION 4.3 Closing Fee. Concurrently with its execution and delivery of this Agreement, the Borrower shall pay to Bank, in full, a nonrefundable closing fee of $25,000.

        SECTION 4.4 Computation of Interest and Fees. Interest, the nonuse fee set forth in Section 4.2 and the letter of credit fee set forth in Section 4.6 shall be computed on the actual number of days elapsed on the basis of a year consisting of 360 days. The interest rate applicable to each Adjusted Reference Rate Loan shall change simultaneously with each change in the Adjusted Reference Rate.

        SECTION 4.5 Payment Dates for Interest. Interest shall be payable, in arrears, on each Payment Date.

        SECTION 4.6 Letter of Credit Fees. The Borrower hereby agrees to pay to Bank a letter of credit fee with respect to all standby letters of credit (but not with respect to commercial letters of credit) calculated upon the aggregate amount available to be drawn under outstanding standby Letters of Credit at a per annum rate equal to 50% of the Applicable Margin with respect to IBOR Loans. Such fee shall be payable, in arrears, on each Payment Date and on the Termination Date for any period then ending for which such fee shall not have been paid following the issuance of a standby Letter of Credit. In addition to, and not in lieu of, the foregoing, Borrower hereby agrees to pay to Bank, upon demand from time to time, all fees and administrative expenses of Bank in connection with the issuance, amendment, maintenance, modification (if any) and administration of each Letter of Credit (whether standby or commercial Letters of Credit), in accordance with Bank's standard schedule of fees as in effect from time to time.

        SECTION 4.7 Request for Issuance of Letters of Credit. From time to time, upon receipt by Bank of a properly completed Application for a Letter of Credit, together with such other documents, instruments and/or agreements as Bank may reasonably require, Bank shall issue a Letter of Credit on such terms as have been requested by Borrower and are consistent with this Agreement and satisfactory to Bank. Notwithstanding the foregoing, Bank shall not be required to issue any Letter of Credit if, before or after giving effect to the issuance of such Letter of Credit (a) the Letter of Credit Liabilities exceed or would exceed the Letter of Credit Facility Amount or (b) an Event of Default or an Unmatured Event of Default exists or would result therefrom.

        SECTION 4.8 Letter of Credit Provisions. Each standby Letter of Credit shall, by its terms, expire on a date (its "Expiry Date") which is not later than 365 days from its date of issuance. Each commercial Letter of Credit shall, by its terms, expire on a date (its "Expiry Date") which is not later than 180 days from its date of issuance. As long as no Event of

Default or Unmatured Event of Default then exists, by delivery to Bank of a written request therefor at least thirty (30) days prior to the Expiry Date of any Letter of Credit, Bank shall extend the Expiry Date of such Letter of Credit for an additional period not to exceed 365 days in the case of standby Letters of Credit, and 180 days in the case of commercial Letters of Credit, from its then Expiry Date. Any Letter of Credit which has an Expiry Date on or after the Termination Date must be secured by cash collateral or other collateral acceptable to the Bank in an amount not less than the stated amount of such Letter of Credit.

        SECTION 4.9 Disbursements. Bank will notify Borrower promptly of the presentment for payment of any Letter of Credit, together with notice of the date (a "Disbursement Date") such payment shall be made. Subject to the terms and provisions of such Letter of Credit, Bank shall make such payment to the beneficiary (or its designee) of such Letter of Credit. In the event Bank shall make payment of any Letter of Credit prior to 5:00 p.m., Chicago, Illinois time on any Disbursement Date, provided there are sufficient available funds in the Collateral Proceeds Account (as determined pursuant to Section 6.4 hereof) on the Disbursement Date, Bank shall charge such Account on the Disbursement Date in the amount so paid by the Bank with respect to such Letter of Credit and interest shall not be payable with respect to such amount. Subject to Section 4.10, if the available funds in the Collateral Proceeds Account on the Disbursement Date are insufficient to reimburse the Bank for the amount so paid with respect to any Letter of Credit, such Account shall be so charged on the next Business Day immediately following the Disbursement Date when sufficient available funds have been deposited in the Collateral Proceeds Account and, subject to Section 4.l(d), interest shall be payable and so charged to the Account for the period from, and including, the Disbursement Date to, but not including, the date of such reimbursement at the then applicable Fixed Rate.

        SECTION 4.10 Reimbursement By Borrower of Drawings Under Letters of Credit. Borrower irrevocably agrees to immediately reimburse Bank, on demand, and without setoff, protest, defense or counterclaim of any kind, for each payment made by Bank under or pursuant to any Letter of Credit. Borrower's obligation to reimburse Bank for payments and disbursements made by Bank under any Letter of Credit shall be absolute and unconditional under, other than with respect to Bank's gross negligence or willful misconduct, irrespective of any setoff, counterclaim or defense to payment which Borrower may have or have had against Bank or any other Person, including, without limitation, (a) any defense based on the failure of the demand for payment under such Letter of Credit, (b) any draft, demand or certificate or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient, (c) the legality, validity, regularity or enforceability of such Letter of Credit, (d) the identity of the transferee of such Letter of Credit, and (e) the sufficiency of any transfer if such Letter of Credit is transferable. Borrower assumes all risks of the acts or omissions of the user of any Letters of Credit and all risks of the misuse of a Letter of Credit other than due to Bank's gross negligence, or willful misconduct. Neither Bank nor any of its correspondents shall be responsible, (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document specified in an Application even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged, (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or any of the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason, (iii) for errors, omissions, interruptions or delays in transmission of delivery of any messages, by mail, cable, telegraph, telex or otherwise, (iv) for any error, neglect, default, suspension or insolvency of any correspondents of Bank, (v) for errors in translation or for errors in interpretation of technical terms not constituting gross negligence or willful misconduct, (vi) for any loss or delay, in the transmission or otherwise, of any such document or draft or of proceeds thereof, (vii) for the misapplication by the beneficiary of a Letter of Credit or of the proceeds of any drawing under such Letter of Credit, (viii) for any consequences arising from causes beyond the control of Bank including, without limitation, any act or omission, rightful or wrongful, of any present or future de jure or de facto governmental authority or (ix) for any other circumstances whatsoever, in making or failing to make payment under any Letter of Credit, except only that Borrower shall have a claim against Bank, and Bank shall be liable to Borrower, to the extent of any direct, as opposed to consequential, damages suffered by Borrower which Borrower proves were caused by Bank's gross negligence or willful misconduct. None of the above shall affect, impair or prevent the vesting of any of the rights or powers of Bank. Bank shall have the right to transmit the terms of any Letter of Credit without translating them.


                                   ARTICLE V
                            COLLATERAL; GENERAL TERMS

        SECTION 5.1 Collateral. To secure the prompt payment to Bank of the Liabilities and the prompt, full and faithful performance by Borrower of all of the provisions to be kept, observed or performed by Borrower under this Agreement and/or the Other Agreements, Borrower grants to Bank a security interest in and to all of Borrower's now existing and/or owned and hereafter arising and/or acquired: (a) accounts, chattel paper, contract rights, instruments, documents, patents, trademarks, tradenames, and general intangibles (sometimes hereinafter individually and collectively referred to as "Accounts"), and all goods whose sale, lease or other disposition by Borrower has given rise to Accounts and have been returned to or repossessed or stopped in transit by Borrower; (b) inventory ("Inventory"); (c) goods (other than Inventory), equipment, machinery, vehicles and fixtures, together with all accessions thereto and all substitutions, renewals, improvements and replacements of and additions thereto (sometimes hereinafter individually and collectively referred to as "Equipment"); (d) monies, reserves, deposits, deposit accounts and interest or dividends thereon, securities, cash, cash equivalents and other property now or at any time or times hereafter in the possession or under the control of Bank or its bailee; (e) books and records and (f) all products and proceeds of the foregoing including without limitation proceeds of insurance policies insuring the foregoing (all of the foregoing personal property and any property pursuant to which a lien is granted in favor of the Bank pursuant to the Supplemental Documentation is hereinafter sometimes individually and sometimes collectively referred to as "Collateral"). Borrower shall make appropriate entries upon its financial statements and its books and records disclosing Bank's security interest in the Collateral.

        SECTION 5.2 Further Assurances. Borrower shall execute and/or deliver to Bank, at any time and from time to time hereafter at the request of Bank, all agreements, instruments, documents and other written matter (hereinafter, individually and/or collectively, referred to as "Supplemental Documentation"), including but not limited to a Patent and Trademark Collateral Assignment substantially in the form of Exhibit B hereto (the "Patent and Trademark Assignment"), that Bank reasonably may request, in a form and substance acceptable to Bank, to perfect and maintain perfected Bank's security interest in the Collateral and to consummate the transactions contemplated in or by this Agreement and the Other Agreements. Borrower, irrevocably, hereby makes, constitutes and appoints Bank (and all Persons designated by Bank for that purpose) as Borrower's true and lawful agent (and attorney-in-fact) to sign the name of Borrower on the Supplemental Documentation and to deliver the Supplemental Documentation to such Persons as Bank in its sole and absolute discretion, may elect. Borrower agrees that a carbon, photographic or photostatic copy, or other reproduction, of this Agreement or of any financing statement, shall be sufficient as a financing statement.

        SECTION 5.3 Inspections. Bank (by any of its officers, employees and/or agents) shall have the right, upon reasonable notice, at any time or times during Borrower's usual business hours, to inspect the Collateral and all related records (and the premises upon which it is located) and to verify the amount and condition of or any other matter relating to the Collateral. All costs, fees and expenses incurred by Bank, or for which Bank has become obligated, in connection with such inspection and/or verification shall constitute part of the Liabilities, payable by Borrower to Bank on demand.

        SECTION 5.4 Perfection; Locations. Borrower warrants and represents to, and covenants with, Bank that: (a) Bank's security interest in the Collateral is now and at all times hereafter shall be perfected (other than with respect to Non-Domestic Inventory, but subject to this Section 5.4) and has and shall at all times have a first priority, subject to Liens permitted by Section 12.15;
(b) the offices and/or locations where Borrower keeps the Collateral and Borrower's books and records concerning the Collateral are at the locations specified on Schedule 5.4 hereto, and Borrower shall not remove such books and records and/or the Collateral therefrom and shall not keep any of such books and records and/or the Collateral at any other office or location unless Borrower gives Bank written notice thereof at least ten days prior thereto and the same is within the continental United States of America (unless such Collateral or books and records are located outside of the United States of America as of the date hereof as disclosed on Schedule 5.4, in which event any change in the locations of such Collateral or books and records may be made to another location outside of the United States of America with the Bank's prior written consent, which shall not be unreasonably withheld); and (c) the address of the Borrower's chief executive office is set forth on Schedule 5.4. Borrower, by written notice delivered to Bank at least ten days prior thereto, shall advise Bank of Borrower's opening of any new office or place of business, any change in the location of its chief executive office, or its closing of any existing office or place of business and any new office or place of business shall be within the continental United States of America. Borrower hereby covenants and agrees that upon the occurrence of any Event of Default, upon the request of Bank made at its sole and absolute discretion, Borrower shall take such actions as shall be necessary or desirable in order to perfect the Bank's security interest and Lien in and to the Borrower's Non-Domestic Inventory. Borrower shall provide evidence of such perfection, including opinions of counsel, as Bank shall require and all costs and expenses of such perfection, including recording fees and taxes, counsel fees and expenses, and all other amounts shall be payable by Borrower. All costs, fees and expenses which are incurred by Bank in connection with any matter referred to in this Section 5.4 shall be part of the Liabilities, payable by Borrower to Bank on demand.

        SECTION 5.5 Power-of-Attorney. Effective at any time that there shall be an Event of Default, Bank, in its sole and absolute discretion, may take control of, in any manner, and may endorse Borrower's name to any of the items of payment or proceeds of any Collateral above and, pursuant to the provisions of this Agreement, Bank shall apply the same to and on account of the Liabilities. For the purposes of this Section, Borrower, irrevocably, hereby makes, constitutes and appoints Bank (and all persons designated by Bank for that purpose) as Borrower's true and lawful agent (and attorney-in-fact), with power, without notice to Borrower, to take any such actions.

        SECTION 5.6 Assignments. Bank, in its sole and absolute discretion, without waiving or releasing any obligation, liability or duty of Borrower under this Agreement or the Other Agreements or any Event of Default, may at any time or times hereafter, but shall be under no obligation to, pay, acquire and/or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person against the Collateral. All sums paid by Bank in respect thereof and all costs, fees and expenses, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto incurred by Bank on account thereof shall be part of the Liabilities payable by Borrower to Bank on demand.

        SECTION 5.7 Special Collateral. Immediately upon Borrower's receipt of that portion of the Collateral evidenced by an agreement, instrument and/or document other than as relates to Accounts as such ("Special Collateral") Borrower shall mark the same to show that such Special Collateral is subject to a security interest in favor of Bank and shall deliver the original thereof to Bank, together with appropriate endorsement and/or other specific evidence of assignment (in form and substance acceptable to Bank).

        SECTION 5.8 Waivers, etc. No authorization given by Bank pursuant to this Agreement or the Other Agreements to sell any specified portion of Collateral or any items thereof, and no waiver by Bank in connection therewith shall establish a custom or constitute a waiver of any prohibition contained in this Agreement against such sales, with respect to any portion of the Collateral or any item thereof not covered by said authorization.

        SECTION 5.9 Set-off. Borrower agrees that the Bank shall have all rights of setoff and bankers' liens provided under applicable law, and in addition thereto, Borrower agrees that at any time (a) any amount owing by Borrower under or in connection with this Agreement or the Note is then due to the Bank or (b) any Event of Default exists Bank may apply to the payment of such amount any and all balances, credits, deposits, accounts or monies of the Borrower then or thereafter held by the Bank.

        SECTION 5.10 Bank Accounts. Except as the Bank may expressly agree, Borrower agrees to maintain, and to cause its Domestic Subsidiaries to maintain, with the Bank all of its and their depository accounts. The Bank shall have a lien on and security interest in all such accounts of Borrower. Borrower shall obtain Bank's prior written approval of all disbursements or other accounts to be maintained by Borrower with any financial institution other than Bank. Nothing contained in this Section 5.10 shall be deemed to restrict the right of Borrower's Subsidiaries, other than Domestic Subsidiaries, to open depository accounts with banks or financial institutions other than Bank.


                                   ARTICLE VI
                    APPLICATION OF COLLECTIONS TO LIABILITIES

        SECTION 6.1 Collateral Proceeds Account and Lock Boxes. Borrower shall establish and shall maintain a special account at Bank's 231 South LaSalle Street, Chicago, Illinois office (the "Collateral Proceeds Account") into which are deposited all checks, drafts, cash and other remittances in payment or as proceeds of, or on account of, its Accounts or Collateral which are received in the Lock Boxes referred to below. Borrower shall establish and shall maintain one or more post office lock box arrangements acceptable to Bank (each, a "Lock Box") into which are received payments from such Borrower's Obligors.

        SECTION 6.2 Bank as Attorney and Agent-in-Fact. In addition to any other agreements between Bank and Borrower regarding the Lock Boxes, Borrower hereby appoints Bank, or any Person whom Bank may from time to time designate, as Borrower's attorney and agent-in-fact with power to open and have access to each Lock Box, to remove mail and any checks, drafts, cash and other remittances in payment or as proceeds of, or on account of, its Accounts or other Collateral which are received in each such Lock Box, and to deposit any such drafts, cash and other remittances into the Collateral Proceeds Account. Neither Bank nor any of the directors, officers, employees or agents of Bank will be liable for any acts of commission or omission on or for any error in judgment or mistake of fact or law, unless the same shall have resulted from gross negligence or willful misconduct.

        SECTION 6.3 Application of Proceeds. Borrower hereby authorizes Bank, and Bank will, subject to the provisions of this Section 6.3 apply the whole or any part of any amounts deposited in Borrower's Collateral Proceeds Account against the Liabilities in such order of application as Bank may determine, provided, however, that no check, draft or other instrument deposited in a Collateral Proceeds Account and applied to any Liabilities shall constitute final payment to Lender unless and until such item of payment has actually been collected. All available balances in the Collateral Proceeds Account (determined in accordance with Section 6.4, below) in excess of the Liabilities shall be credited to the Borrower's operating account at the Bank when and as such amounts become available pursuant to Section 6.4.

        SECTION 6.4 Availability of Proceeds. Notwithstanding anything to the contrary herein, for purposes of determining the Banking Day on which a check, draft or other instrument deposited in a Collateral Proceeds Account is applied to payment of any Liabilities,

                (a) cash, wire transfers and other immediately available funds shall be applied on the Banking Day actually received and deposited in the Collateral Proceeds Account if received herein on or before 12:30 p.m., Chicago time on such Banking Day, otherwise on the next Banking Day following receipt thereof;

                (b) checks and other items of payment not constituting immediately available funds shall be applied on the first Banking Day on which such funds would be available to Lender if the drawee of such check or other item used the same "availability schedules" as that used by Bank; and

                (c) Funds in the Collateral Proceeds Account are not available if, in the reasonable determination of the Bank, they are subject to any writ, levy, order or similar judicial or regulatory order or process.

        SECTION 6.5 Other Provisions. Notwithstanding anything to the contrary herein

                (a) If the balances in the Collateral Proceeds Account are not sufficient to pay Bank for any returned items, Borrower agrees to pay Bank on demand the amount due Bank. If the balances in the Collateral Proceeds Account are not sufficient to compensate Bank for any fees or charges due Bank in connection with the Lock Boxes or the Collateral Proceeds Account, Borrower agrees to pay Bank on demand the amount due Bank.

                (b) Borrower hereby authorizes Bank, without prior notice, from time to time to debit any other account Borrower may have with Bank for the amount or amounts due Bank under subsection (a).

                (c) Borrower may not terminate this Article VI except with the written consent of Bank or upon payment in full of the Liabilities and termination of this Agreement.

                (d) Bank will not be liable to Borrower for any expense, claim, loss, damage or cost ("Damages") arising out of or relating to its performance under this Agreement, other than those Damages which result directly from its acts or omissions constituting negligence. In no event will Bank be liable for any special, indirect, exemplary or consequential damages, including but not limited to lost profits.

                (e) Bank will be excused from failing to act or delay in acting, and no such failure or delay shall constitute a breach of Article VI hereof or otherwise give rise to any liability of Bank, if (i) such failure or delay is caused by circumstances beyond Bank's reasonable control, including but not limited to legal constraint, emergency conditions, action or inaction of governmental, civil or military authority, fire, strike, lockout or other labor dispute, war, riot, theft, flood, earthquake or other natural disaster, breakdown of public or private or common carrier communications or transmission facilities, equipment failure, or act, negligence or default of Borrower or (ii) such failure or delay resulted from Bank's reasonable belief that the action would have violated any guideline, rule or regulation of any governmental authority.

                (f) Borrower agrees that (i) it will not withdraw any monies from the Collateral Proceeds Account until such time as Bank no longer claims any interest in the Collateral Proceeds Account and the monies deposited and to be deposited in the Collateral Proceeds Account and
        (ii) it will not permit the Collateral Proceeds Account to become subject to any other pledge, assignment, lien, charge or encumbrance of any kind, nature or description, other than Bank's security interest referred to herein.


                                   ARTICLE VII
                              COLLATERAL; ACCOUNTS

        SECTION 7.1 Representations and Warranties with respect to Accounts. With respect to Accounts, except as otherwise disclosed by Borrower to Bank in writing, and except as would, individually or in the aggregate, have a Material Adverse Effect, Borrower warrants and represents to Bank that so long as this Agreement shall remain in effect and any Liabilities remain outstanding: (a) they are genuine, in all respects what they purport to be and are not evidenced by a judgment or a negotiable instrument; (b) they represent undisputed, bona fide transactions completed in accordance with the terms and provisions contained in the invoices and other documents delivered to Bank with respect thereto subject, however, to customary returns and disputed items arising in the ordinary course of business; (c) the amounts thereof, and/or all invoices and statements delivered to Bank with respect thereto, are actually and absolutely owing to Borrower and are not contingent for any reason; (d) there are no setoffs, counterclaims or disputes existing or asserted with respect thereto and Borrower has not made any agreement with any Obligor thereof for any deduction therefrom except a regular discount allowed by Borrower in the ordinary course of its business for prompt payment; (e) there are no facts, events or occurrences which in any way impair the validity or enforcement thereof or tend to reduce the amount payable thereunder from the amount thereof which may be shown on any invoices and statements delivered to Bank with respect thereto; (f) to Borrower's knowledge, all Obligors have the capacity to contract and are solvent; (g) the services furnished and/or goods sold giving rise thereto are not subject to any lien, claim, encumbrance or security interest except that of Bank; (h) Borrower has no knowledge of any fact or circumstance which would impair the validity or collectibility thereof; and (i) to the best of Borrower's knowledge, there are no proceedings or actions which are threatened or pending against any Obligor which might result in any material adverse change in its financial condition.

        SECTION 7.2 Verification. Any of Bank's officers, employees or agents shall have the right, at any time or times hereafter, in Bank's name or in the name of a nominee of

Bank, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise. All costs, fees and expenses relating thereto which are incurred by Bank (or for which Bank becomes obligated) shall be part of the Liabilities, payable by Borrower to Bank on demand.

        SECTION 7.3 Covenants with respect to Accounts. Unless Bank notifies Borrower in writing to the contrary, Borrower shall: (a) promptly upon Borrower's learning thereof, inform Bank, in writing, of any material delay in Borrower's performance of any of its obligations to any Obligor and of any assertion of any claims, offsets or counterclaims by any Obligor and of any allowances, credits and/or other monies granted by Borrower to any Obligor other than as may arise in the ordinary course of the Borrower's business and which would not, individually or in the aggregate, result in a material adverse change in the Borrower's business or financial condition taken as a whole or its ability to pay the Liabilities; (b) not permit or agree to any extension, compromise or settlement or make any change or modification of any kind or nature with respect to any Account, including any of the terms relating thereto other than as may arise in the ordinary course of the Borrower's business and which would not, individually or in the aggregate, result in a material adverse change in the Borrower's business or financial condition taken as a whole or its ability to pay the Liabilities; (c) promptly upon Borrower's receipt or learning thereof, furnish to and inform Bank of all material adverse information relating to the financial condition of any Obligor; and (d) keep all goods returned by any Obligor and all goods repossessed or stopped in transit by Borrower from any Obligor segregated from other property of Borrower, immediately notify Bank of Borrower's possession of such goods, and hold the same as trustee for Bank until otherwise directed in writing by Bank.

        SECTION 7.4 Accounts and Special Collateral. Bank shall have the right, at any time there shall exist any Event of Default, in its sole and absolute discretion, upon notice thereof to Borrower: (a) to notify any or all Obligors that the Accounts and Special Collateral have been assigned to Bank and that Bank has a security interest therein; (b) to direct such Obligors to make all payments due from them to Borrower upon the Accounts and Special Collateral directly to Bank; (c) to enforce payment of and collect, by legal proceedings or otherwise, the Accounts and Special Collateral in the name of Bank and Borrower; and (d) to take control, in any manner, of any item of payment or proceeds referred to Section 6.

        SECTION 7.5 Power of Attorney. Effective at any time that there shall exist any Event of Default, Borrower irrevocably hereby designates, makes, constitutes and appoints Bank (and all Persons designated by Bank), as Borrower's true and lawful agent (and attorney-in-fact), without notice to Borrower and at such time or times hereafter as Bank, in its sole and absolute discretion, may determine, in Borrower's or Bank's name: (a) to demand payment of the Accounts and Special Collateral; (b) to enforce payment of the Accounts and Special Collateral by legal proceedings or otherwise; (c) to exercise all of Borrower's rights and remedies with respect to the collection of the Accounts and Special Collateral; (d) to settle, adjust, compromise, extend or renew the Accounts and Special Collateral; (e) to settle, adjust or compromise any legal proceedings brought to collect the Accounts and Special Collateral; (f) to sell or assign the Accounts and Special Collateral upon such terms, for such amounts and at such time or times as Bank deems advisable; (g) to discharge and release the Accounts and Special Collateral; (h) to take control, in any manner, of any item of payment or proceeds referred to in Section 6; (i) to prepare, file and sign Borrower's name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Accounts and Special Collateral; (j) to prepare, file and sign Borrower's name on any proof of claim in bankruptcy or similar document against any Obligor; (k) to do all acts and things necessary, in Bank's sole discretion, to fulfill Borrower's obligations under this Agreement; (1) to endorse the name of Borrower upon any of the items of payment or proceeds referred to in Section 6 and to deposit the same to the account of Bank to and on account of the Liabilities; (m) to endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts and Special Collateral; and (n) to sign the name of Borrower to verifications of the Accounts and Special Collateral and notices thereof to Obligors.

        SECTION 7.6 Records of Accounts. Borrower shall keep accurate and complete records of its Accounts, which records shall be made available to Bank at all times hereafter (during Borrower's customary business hours and upon reasonable notice) for Bank's inspection, copying, verification or otherwise.


                                  ARTICLE VIII
                              COLLATERAL; INVENTORY

        SECTION 8.1 Inventory. Borrower warrants and represents to and covenants with Bank that so long as this Agreement shall remain in effect and any Liabilities remain outstanding and except as Bank may otherwise expressly agree in writing: (a) Inventory shall be kept only at the locations set forth on
Schedule 5.4; (b) Borrower, immediately upon demand by Bank therefor, shall execute and deliver to Bank such information relating to Inventory as Bank may reasonably request; (c) Borrower does now keep and hereafter at all times shall keep correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Borrower's costs therefor and selling price thereof and the withdrawals therefrom and additions thereto all of which records shall be available (during Borrower's usual business hours upon reasonable notice), upon demand, to any of Bank's officers, employees or agents for inspection and copying thereof; (d) all Inventory is now and hereafter at all times shall be of good and merchantable quality, free from defects, other than Inventory which becomes scrap or obsolete in the ordinary course of business;
(e) Domestic Inventory stored at Borrower's Cypress, California location or with Cal-Switch, Carson, California; Phillips Sound & Vision, El Paso, Texas or Cerritos Terminal Services, Anaheim, California or any other location containing a material amount of Domestic Inventory (as reasonably determined by Bank) shall at all times be subject to a third-party consent and waiver in form and substance satisfactory to Bank (each a "Third-party Consent"); provided that the Borrower shall have a reasonable period of time, not to exceed sixty (60) days following the Effective Date, to deliver to Bank such Third-party Consents with respect to the Domestic Inventory located at the four (4) specific locations identified in this Section 8.1(e); and (f) any of Bank's officers, employees or agents shall have the right, upon reasonable notice, now and at any time or times hereafter during Borrower's usual business hours, to inspect and examine inventory and to check and test the same as to quality, quantity, value and condition. Upon the occurrence of any Event of Default, Bank, at its sole discretion, may require the Borrower to provide Third-Party Consents with respect to all Domestic and Non-Domestic Inventory. All costs, fees and expenses which are incurred by Bank in connection with any matter referred to in this Section 8.1 (or which Bank becomes obligated to pay) shall be part of the Liabilities, payable by Borrower to Bank on demand.

        SECTION 8.2 Sale of Inventory. Until an Event of Default, Borrower may sell Inventory in the ordinary course of its business (which does not include a transfer in partial or total satisfaction of Indebtedness). In no event shall Borrower make any sale of Inventory which would cause a breach of Section 8.1.

        SECTION 8.3 Responsibility for Inventory. Borrower shall be liable or responsible for: (a) the safekeeping of Inventory; (b) any loss or damage thereto or destruction thereof occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee or forwarding agency thereof or other person whomsoever.



                                   ARTICLE IX
                              COLLATERAL EQUIPMENT

        SECTION 9.1 Good Title. Borrower warrants and represents to Bank that Borrower has good, indefeasible, and merchantable title, free and clear of all liens, claims and encumbrances (other than Permitted Encumbrances), to, and ownership of, all Equipment (other than Equipment leased by Borrower under operating leases incurred in the ordinary course) and that all of such Equipment is and shall be located on each of Borrower's places of business specified in
Schedule 5.4 and that Equipment shall be kept and/or maintained solely thereat.

        SECTION 9.2 Maintenance of Equipment. Borrower shall keep and maintain the Equipment in good operating condition and repair (normal wear and tear excepted) and shall make all necessary replacements thereof and renewals thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Borrower shall not permit any such items to become a fixture to real estate or accession to other personal property.

        SECTION 9.3 Certificates of Title, etc. Borrower, immediately on demand by Bank, shall deliver to Bank any and all evidence of ownership of Equipment, including, without limitation, certificates of title to and applications for title to, any Equipment.

                                    ARTICLE X
                               INSURANCE AND CHARGES

        SECTION 10.1 Insurance. Borrower, at its sole cost and expense, shall keep and maintain: (a) the Collateral insured for the full insurable value against loss or damage by fire, theft, explosion, sprinklers and all other hazards and risks ordinarily insured against by other owners or users of such properties in similar businesses: and (b) business interruption insurance and public liability and property damage insurance relating to Borrower's ownership and use of its assets. All such policies of insurance shall be in form and with insurers recognized as adequate by prudent business persons and all such policies shall be in such amounts as may be satisfactory to Bank. Upon request of Bank, Borrower shall deliver at least annually to Bank, or sooner if requested by Bank, the original (or certified) copy of each policy of insurance, or a certificate of insurance, and evidence of payment of all premiums for each such policy. Schedule 10.1 hereto sets forth a description of each of such policies of insurance and evidence of payment therefor as of the date hereof. Such policies of insurance (except those of public liability and property damage) shall contain an endorsement, in a form and substance acceptable to Bank, showing loss payable to Bank. Such endorsement or an independent instrument furnished to Bank, shall provide that the insurance companies will give Bank at least thirty days' written notice before any such policy or policies of insurance shall be altered or cancelled and that no act or default of Borrower or any other person shall affect the right of Bank to recover under such policy or policies of insurance in case of loss or damage. Borrower shall direct all insurers under such policies of insurance (except those of public liability and property damage) that in the event of a loss or claim, to pay all proceeds payable thereunder directly to Bank for deposit in the Collateral Proceeds Account. During such time, if any, as there shall exist an Event of Default, Borrower, irrevocably, makes, constitutes and appoints Bank (and all officers, employees or agents designated by Bank) as Borrower's true and lawful agent (and attorney-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, indorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. In the event Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then Bank, without waiving or releasing any obligation or Event of Default by Borrower hereunder, may at any time or times thereafter (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which Bank deems advisable. All sums so disbursed by Bank, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be part of the Liabilities, payable by Borrower to Bank on demand.

        SECTION 10.2 Charges. (a) Borrower shall pay promptly, when due, all of the Charges other than Permitted Encumbrances; and/or (b) Borrower shall not permit the Charges to arise, or to remain, and will promptly discharge the same, other than Permitted Encumbrances. In the event Borrower, at any time or times hereafter, shall fail to pay the Charges or to obtain such discharges, Borrower shall so advise Bank thereof in writing; Bank may, without waiving or releasing any obligation or liability of Borrower hereunder or any

Event of Default, in its sole and absolute discretion, at any time or times thereafter, make such payment, or any part thereof, or obtain such discharge and take any other action with respect thereto which Bank deems advisable. All sums so paid by Bank and any expenses, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be part of the Liabilities, payable by Borrower to Bank on demand.


                                   ARTICLE XI
                         REPRESENTATIONS AND WARRANTIES

        To induce the Bank to make each Loan and to issue each Letter of Credit, Borrower makes the following representations and warranties, all of which shall be true and correct as of the date each Loan is made and each Letter of Credit is issued:

        SECTION 11.1 Organization. Except as disclosed on Schedule 11.1, Borrower and all of its Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of the jurisdictions of their respective incorporation or formation. Borrower and all of its Subsidiaries are in good standing and are duly qualified to do business in each jurisdiction where, because of the nature of their respective activities or properties, such qualification is required except where the failure to be so qualified has not had not and could not reasonably be expected to have a Material Adverse Effect.

        SECTION 11.2 Authorization. Borrower is duly authorized, has full corporate power and authority, and holds all requisite governmental licenses, permits and other approvals, to execute and deliver this Agreement, the Note, and any Other Agreements and is and will continue to be duly authorized, have full corporate power and authority and hold all requisite governmental licenses, permits and other approvals necessary to borrow monies hereunder and to perform its obligations under this Agreement, the Note and any such Other Agreements. The execution, delivery and performance by Borrower of this Agreement, the Note, and any Other Agreements and the borrowings hereunder, do not and will not require any consent or approval of any Governmental Authority except any that have been obtained and are in full force and effect or, as to which the failure to obtain and/or maintain in effect has not had and could not reasonably be expected to have a Material Adverse Effect.

        SECTION 11.3 No Conflicts. The execution, delivery and performance by Borrower of this Agreement, the Note, and any Other Agreements do not and will not conflict with (a) any provision of law, (b) Borrower's articles of incorporation and by-laws, (c) any agreement binding upon Borrower or (d) any court or administrative order or decree applicable to Borrower, and do not and will not require, or result in, the creation or imposition of any Lien on any asset of Borrower (other than in favor of Bank) or any of its Subsidiaries.

        SECTION 11.4 Validity and Binding Effect. This Agreement, the Note, and any Other Agreements, when duly executed and delivered, will be legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

        SECTION 11.5 No Default. Except as disclosed on Schedule 11.5, neither Borrower nor any of its Subsidiaries is in default under any agreement or instrument to which Borrower or such Subsidiary is a party or by which any of their respective properties or assets is bound or affected, which default has had or could reasonably be expected to have a Material Adverse Effect. No Event of Default or Unmatured Event of Default has occurred and is continuing.

        SECTION 11.6 Financial Statements. Borrower's audited financial statements as at December 31, 1997 and unaudited consolidated financial statements as at March 31, 1998, copies of which have been furnished to the Bank, have been prepared in conformity with GAAP applied on a basis consistent with that of the preceding fiscal year and period and present fairly the consolidated financial condition of Borrower and its Subsidiaries as at such dates and the results of their operations for the periods then ended, subject (in the case of any interim financial statement) to year-end audit adjustments. Since March 31, 1998, there has been no material adverse change in the financial condition of Borrower, any of its Subsidiaries or Borrower and its Subsidiaries taken as a whole.

        SECTION 11.7 Insurance. In addition to the insurance maintained by the Borrower pursuant to Section 10.1 hereof, Borrower and each of its Subsidiaries maintains insurance to the extent and against such hazards and liabilities as is commonly maintained by companies similarly situated and which is adequate to insure Borrower and each of its Subsidiaries against risks which could reasonably be expected to be encountered by it in the conduct of its business.

        SECTION 11.8 Litigation; Continent Liabilities.

                (a) Except for those referred to in Schedule 11.8 or disclosed in the financial statements referred to in Section 11.6, no claims, litigation, arbitration proceedings or governmental proceedings are pending or, to the knowledge of the Borrower, overtly threatened against or are affecting Borrower or any of its Subsidiaries, or any of their respective properties, assets or revenues, the results of which has had or could reasonably be expected to have a Material Adverse Effect.

                (b) Other than any liability incident to the claims, litigation or proceedings disclosed in Schedule 11.8, or disclosed in the financial statements referred to in Section 11.6, neither Borrower nor any of its Subsidiaries has any contingent liabilities which are material to Borrower, any of its Subsidiaries or Borrower and its Subsidiaries taken as a whole.

        SECTION 11.9 Ownership of Assets; Liens. Borrower and each of its Subsidiaries owns good and marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever which are material to the operation of its respective business. None of such property, revenues or assets of the Borrower or any of its Subsidiaries is subject to any Lien except: (a) Liens disclosed in the financial statements referred to in Section 11.6, (b) Liens listed on
Schedule 11.9, and (c) Permitted Encumbrances.

        SECTION 11.10 Subsidiaries. As of the date hereof, Borrower has no Subsidiaries except as listed on Schedule 11.10. Schedule 11.10 sets forth, for each Subsidiary of Borrower, a complete and accurate statement as of the date hereof of (a) Borrower's and each such Subsidiary's percentage ownership of each of their respective Subsidiaries and (b) the country, state or other jurisdiction of formation or incorporation of each such Subsidiary.

        SECTION 11.11 Partnerships: Joint Venture. Neither Borrower nor any of its Subsidiaries is a partner or joint venturer in any partnership or joint venture other than the partnerships and joint ventures listed on Schedule 11.11.
Schedule 11.11 sets forth, for each partnership or joint venture that is not a Subsidiary of Borrower, a complete and accurate statement as of the date hereof of (a) Borrower's and each Subsidiary's percentage ownership of each such partnership or joint venture and (b) the country, state or other jurisdiction of formation or incorporation, as appropriate, of each such partnership or joint venture.

        SECTION 11.12 Pension and Welfare Plans. Each Pension Plan complies in all material respects with all applicable statutes and governmental rules and regulations; no Reportable Event has occurred and is continuing with respect to any Pension Plan; neither Borrower nor any ERISA Affiliate has withdrawn from any Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in sections 4203 or 4205 of ERISA, respectively; no steps have been instituted to terminate any Pension Plan; no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA; no condition exists or event or transaction has occurred in connection with any Pension Plan or Multiemployer Plan which could result in the incurrence by Borrower, any Subsidiary, any ERISA Affiliate of any material liability, fine or penalty; and neither Borrower nor any Subsidiary nor any ERISA Affiliate is a "contributing sponsor" as defined in section 4001(a)(13) of ERISA of a "single-employer plan" as defined in section 4001(a)(15) of ERISA which has two or more contributing sponsors at least two of whom are not under common control. Except as listed in Schedule 11.12, neither Borrower nor any of its Subsidiaries has any contingent liability with respect to any post-retirement benefit under any Welfare Plan which covers retired or terminated employees and their beneficiaries, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

        SECTION 11.13 Regulation U. Neither Borrower nor any of its Subsidiaries is engaged in the business of purchasing or selling Margin Stock or extending credit to others for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any borrowing hereunder will be used to purchase or carry any Margin Stock or for any other purpose which would violate any of the margin regulations of the Federal Reserve Board.

        SECTION 11.14 Compliance. Except as described on Schedule 11.14, Borrower and all of its Subsidiaries are in compliance with all statutes, judicial or administrative orders, licenses, permits and governmental rules and regulations applicable to them, except where the failure to comply has not had and could not reasonably be expected to have a Material Adverse Effect.

        SECTION 11.15 Taxes. Borrower and each of its Subsidiaries has filed all tax returns and reports which are required to have been filed by it and has paid all of its Taxes which are due and payable, except such taxes, if any, as are being diligently contested in good faith and by appropriate proceedings and as to which appropriate reserves or other appropriate provisions (including but not limited to any which may be required by GAAP) have been set aside on its books. Borrower is not aware of any proposed assessment against Borrower or any of its Subsidiaries for additional taxes (or any basis for any such assessment) which has had or could reasonably be expected to have a Material Adverse Effect.

        SECTION 11.16 Investment Borrower Act Representation. Neither Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Borrower Act of 1940, as amended.

        SECTION 11.17 Public Utility Holding Borrower Act Representation. Neither Borrower nor any of its Subsidiaries is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" within the meaning of the Public Utility Holding Borrower Act of 1935, as amended.

        SECTION 11.18 Environmental Matters. Except as disclosed on Schedule
11.18 and to the Borrower's knowledge, Borrower and each of its Subsidiaries is in compliance with all Environmental Laws.

        SECTION 11.19 Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to Bank for purposes of or in connection with this Agreement or any Other Agreement, or any transaction contemplated hereby or thereby is, and all other such factual information hereafter furnished by or on behalf of the Borrower to Bank will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by Bank, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

        SECTION 11.20 Year 2000 Problem. Borrower has conducted a comprehensive review and assessment of its and its Subsidiary's computer applications with respect to the Year 2000 Problem (as hereinafter defined). Based on the foregoing review and assessment, Borrower reasonably believes that (a) it will not incur material expenditures to modify or replace applications in order to address the Year 2000 Problem and (b) the Year 2000 Problem will not result in a material adverse change in the Borrower's and any Subsidiary's business condition

(financial or otherwise), operations, properties or prospects taken as a whole, or its ability to repay the Liabilities. Borrower has no knowledge of any Year 2000 Problem affecting any of its or its Subsidiary's material suppliers, vendors or customers which Borrower reasonably believes will result in a material adverse change in the Borrower's or such Subsidiary's business condition (financial or otherwise), operations, properties or prospects taken as a whole or its ability to repay the Liabilities. As used herein, the term "Year 2000 Problem" shall mean the capability of any applicable mainframe computer system, computer network, personal computer, computed assisted design or computer assisted manufacturing system to recognize and correctly calculate dates on or after January 1, 2000 or to otherwise perform its intended functions in a proper manner in connection with data containing any date on or after January 1, 2000.


                                   ARTICLE XII
                                    COVENANTS

        From the date of this Agreement and thereafter until all Liabilities (other than Liabilities which expressly survive termination of this Agreement) are paid in full, Borrower agrees that, unless the Bank shall otherwise consent in writing, it will comply with the provisions of this Section 12.

        SECTION 12.1 Financial Statements and Other Reports. Borrower will furnish, or cause to be furnished, to Bank:

        SECTION 12.1.1 Financial Statements and Reports:

                (a) Annual Audited Financial Statements of Borrower. Within 90 days after each fiscal year of Borrower, a copy of the annual audited consolidated financial statements of the Borrower and its Subsidiaries, prepared in accordance with GAAP, which statements shall have been prepared by an independent certified public accounting firm acceptable to the Bank;

                (b) Monthly Unaudited Financial Statements of Borrower. Within 30 days after the end of each calendar month (other than the last month of each year), a copy of the unaudited consolidated financial statements of the Borrower and its Subsidiaries, prepared in the same manner as the financial statements referred to in the preceding subsection (a), signed by the Borrower's chief financial officer and consisting of a balance sheet as at the close of such month and an income statement for the period from the beginning of the fiscal year to the close of such month;

                (c) Quarterly Financial Statements of Borrower. Within 30 days after the end of each fiscal quarter of each fiscal year of the Borrower (other than the last fiscal quarter of each fiscal year), a copy of the unaudited consolidated financial statement of the Borrower and its Subsidiaries, prepared in the same manner as the financial statements referred to in the preceding subsection (a), signed by the Borrower's chief financial officer and consisting of a statement of funds flow for the period from the beginning of the applicable fiscal year to the close of such fiscal quarter; and

                (d) Officer's Certificate. Within 45 days after the end of each fiscal quarter of the Borrower (including the last fiscal quarter of each fiscal year), a certificate of Borrower's chief financial officer dated the last day of such fiscal quarter containing a statement that no Event of Default or Unmatured Event of Default has occurred and is continuing, or, if there is any such event, describing it and the steps, if any, being taken to cure it, and containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in this Section 12.

        SECTION 12.1.2 Other Reports:

                (a) SEC and Other Reports. Copies of each filing and report made by Borrower or any of its Subsidiaries with or to any securities exchange or the Securities and Exchange Commission and of each written communication from Borrower or any of its Subsidiaries to shareholders generally, contemporaneously with the filing or making thereof;

                (b) Report of Changes in Schedule Information. Promptly from time to time, a written report of any change in the information set forth in Schedules 11.10 or 11.11 concerning Borrower or any of its Subsidiaries;

                (c) Other Reports. Any information required to be provided pursuant to other provisions of this Agreement or any Other Agreements, and promptly from time to time, such other reports or information as the Bank may reasonably request.

        SECTION 12.2 Notices. The Borrower will notify the Bank in writing of any of the following immediately upon the occurrence thereof:

                (a) Default. The occurrence of an Event of Default or Unmatured Event of Default;

                (b) Litigation, Etc. The institution of any litigation, action or proceeding affecting Borrower or any of Borrower's Subsidiaries, whether or not considered to be covered by insurance, where the amount claimed or at issue is $1,000,000 or more; the commencement of any labor controversy or dispute which has had or could reasonably be expected to have a Material Adverse Effect; or the occurrence of any adverse development with respect to any litigation, action, proceeding, labor controversy or dispute, or contract or agreement;

                (c) Judgments, Etc. The entry of any judgment or decree in any litigation, action or proceeding involving Borrower or any Subsidiary of Borrower if the amount for which any such Person will be liable or responsible as a result thereof, individually or in the aggregate, exceeds $500,000;

                (d) Pension Plans and Welfare Plans. The occurrence of a Reportable Event with respect to any Pension Plan; the filing of a notice of intent to terminate a Pension Plan by Borrower or any ERISA Affiliate; the institution of proceedings to terminate a Pension Plan by the PBGC or any other Person; the withdrawal in a "complete withdrawal" or a "partial withdrawal" as defined in sections 4203 and 4205, respectively, of ERISA by Borrower or any ERISA Affiliate from any Multiemployer Plan; the failure of Borrower or any ERISA Affiliate to make a required contribution to any Pension Plan, including but not limited to any failure to pay an amount sufficient to give rise to a Lien under section 302(f) of ERISA; the taking of any action with respect to a Pension Plan which could result in the requirement that Borrower or any ERISA Affiliate furnish a bond or other security to the PBGC or such Pension Plan; the occurrence of any other event with respect to any Pension Plan which could result in the incurrence by Borrower or any ERISA Affiliate of any liability, fine or penalty; or the incurrence of any material increase in the contingent liability of Borrower, or any of its Subsidiaries with respect to any Welfare Plan which covers retired or terminated employees and their beneficiaries;

                (e) Material Adverse Effect. The occurrence of any event or condition, or the existence of any facts or circumstances, constituting, or which could reasonably be expected to have, a Material Adverse Effect;

                (f) Other Notices. Any notices required to be provided pursuant to any Other Agreement or the other provisions of this Agreement, and notice of the occurrence of such other events as the Bank may reasonably from time to time specify.

        SECTION 12.3 Existence. Except for any merger, consolidation, acquisition or similar transaction permitted under Section 12.12, subject to the Bank's prior written consent, which consent shall not be unreasonably withheld or delayed, Borrower will maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its respective existence as a corporation or other form of business organization, as the case may be, and all rights, privileges, licenses, patents, patent rights, copyrights, trademarks, trade names, trade styles, franchises and other authority to the extent material and necessary for the conduct of its respective business in the ordinary course as conducted from time to time.

        SECTION 12.4 No Change in Line of Business. Borrower will engage, and cause each of its Subsidiaries to engage, in substantially the same types and fields of business as it is engaged in on the date hereof, and such other activities as may be incidental or related thereto, and no other.

        SECTION 12.5 Books, Records and Access. Borrower will maintain, and cause each of its Subsidiaries to maintain, complete and accurate books and records in which full and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its respective business and activities. Upon reasonable notice, Borrower will permit, and cause each of its Subsidiaries to permit, access by the Bank and its agents or employees to the Collateral in order to conduct field examinations or other reviews and to Borrower's and its Subsidiaries' books and records and its respective place or places of business at intervals to be reasonably determined by the Bank and without hindrance or delay.

        SECTION 12.6 Insurance. In addition to any insurance which the Borrower is required to maintain pursuant to Section 10.1 hereof, the Borrower will maintain, and cause each of its Subsidiaries to maintain, insurance to such extent and against such hazards and liabilities as is hereof commonly maintained by companies similarly situated and which is adequate to insure the Borrower and each of its Subsidiaries against risks which could reasonably be expected to be encountered by it in the conduct of its business.

        SECTION 12.7 Maintenance of Assets. The Borrower will maintain, preserve and keep, and cause each of its Subsidiaries to maintain, preserve and keep, its properties in operating condition and repair, ordinary wear and tear excepted, and from time to time make, and cause each of its Subsidiaries to make, all necessary and proper repairs, renewals, replacements, additions, betterments and improvements thereto so that at all times the efficiency thereof shall be fully preserved and maintained in all material respects unless the Borrower or such Subsidiary determines in good faith that the continued maintenance thereof is no longer economically desirable.

        SECTION 12.8 Taxes. Borrower will pay, and will cause each of its Subsidiaries to pay, when due, all of its Taxes unless and only to the extent that Borrower or such Subsidiary is diligently contesting such Taxes in good faith and by appropriate proceedings and Borrower or such Subsidiary has set aside on its books appropriate reserves or other appropriate provisions therefor (including but not limited to any as may be required by GAAP).

        SECTION 12.9 Compliance. The Borrower will comply, and cause each of its Subsidiaries to comply, with all statutes, judicial or administrative orders, licenses, permits, and governmental rules and regulations applicable to it, except where such noncompliance does not have and could not reasonably be expected to have a Material Adverse Effect.

        SECTION 12.10 Use of Proceeds. The Borrower will use the proceeds of the Loans to refinance existing Indebtedness, to finance the working capital requirements of the Borrower and its Subsidiaries, for Investments permitted by
Section 12.16, for Capital Expenditures to the extent permitted by Section 12.17 and to finance Approved Acquisitions. The Borrower will not use or permit any proceeds of the Loans to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying" any Margin Stock, and will furnish to Bank upon request, a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U of the Federal Reserve Board.

        SECTION 12.11 Pension Plans. The Borrower will not, and will not permit any of its Subsidiaries to, permit any condition to exist in connection with any Pension Plan which could constitute grounds for the PBGC to institute proceedings to have such Pension Plan terminated or a trustee appointed to administer such Pension Plan. The Borrower will not fail, and will not permit any of its Subsidiaries to fail, to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA. The Borrower will not engage in, or permit to exist or occur, or permit any of its Subsidiaries to engage in, or permit to exist or occur, any other condition, event or transaction with respect to any Pension Plan which could result in the incurrence by the Borrower or any of its Restricted Subsidiaries of any liability, fine or penalty.

        SECTION 12.12 Consolidations, Mergers, Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries to, be a party to any merger, liquidation, dissolution, consolidation, or Acquisition, except that

                (a) any Subsidiary of the Borrower may liquidate, or dissolve voluntarily into, or may merge with and into, the Borrower or any other wholly-owned Subsidiary of the Borrower;

                (b) the assets or stock of any Subsidiary of the Borrower may be purchased or otherwise acquired by the Borrower or any Domestic Subsidiary of the Borrower;

                (c) the Borrower may merge with any other Person, and any other Person may liquidate or dissolve voluntarily into the Borrower, as long as the Borrower is the surviving Person;

                (d) the Borrower may create additional Subsidiaries and may make Acquisitions of Subsidiaries pursuant to transactions which are Approved Acquisitions, provided that promptly following the creation or Acquisition of a Subsidiary which is a Domestic Subsidiary, the Borrower shall pledge the Stock or other equity interest in such newly-created or acquired Domestic Subsidiary to the Bank pursuant to documentation satisfactory to Bank pursuant to which the Borrower shall grant to the Bank a first-priority perfected lien and security interest in and to such Stock or equity interests and shall take such other actions as Bank shall reasonably request in order to perfect and confirm such lien and security interest; or

                (e) Borrower may complete the Acquisition described on Schedule 12.14.

provided, however, that no transaction otherwise permitted by this Section shall be permitted if immediately before or after giving effect thereto any Unmatured Event of Default or Event of Default shall have occurred and be continuing or would result therefrom.

        SECTION 12.13 Dividends and Restricted Payments.

                (a) Without the prior written consent of the Bank, the Borrower will not apply declare, pay or make any dividend or distribution on any shares of any class of Stock

        (now or hereafter outstanding) or on any warrants, options or other rights with respect to any Stock (now or hereafter outstanding), other than dividends or distributions payable in its common stock or warrants to purchase its common stock or split-ups or reclassifications of its stock into additional or other shares of its common stock; or

                (b) Without the prior written consent of the Bank, the Borrower will not apply any of its property, funds or assets to the purchase, redemption, sinking fund or other retirement of any shares of its Stock or to any warrants, options or other rights with respect to such shares of its Stock; provided, however, the Borrower may redeem up to 1,000,000 shares of common Stock during the period from the Effective Date to the Termination Date so long as immediately before and after giving effect to any such redemption (i) neither an Event of Default nor an Unmatured Event of Default shall have occurred and be continuing and (ii) the ratio of (x) the Borrower's consolidated Indebtedness to (y) the Borrower's consolidated Indebtedness plus the Borrower's Consolidated Net Worth is less than 40.0%.

        SECTION 12.14 Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist, or otherwise become or be liable in respect of, any Indebtedness other than, without duplication, the following:

                (a) Indebtedness under the terms of this Agreement and the Other Agreements;

                (b) Indebtedness outstanding on the date hereof and disclosed in the financial statements referred to in Section 11.6 or in Schedule 12.14; and

                (c) Indebtedness existing on the date hereof of a Subsidiary of the Borrower owing to the Borrower or to another Subsidiary of the Borrower disclosed in the financial statements referred to in Section
        11.6 or in Schedule 12.14.

        SECTION 12.15 Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create or permit to exist any Lien with respect to any of its property (whether real, personal or mixed), revenues or assets, whether now owned or hereafter arising or acquired, except:

                (a) Liens granted in favor of the Bank;

                (b) Liens of carrier's, warehousemen, mechanics, materialmen, repairmen, landlords and other like statutory Liens arising in the ordinary course of business securing obligations which are not overdue or which are being diligently contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained on its books;

                (c) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits;

                (d) judgment Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;

                (e) Liens in existence on the date hereof and identified on
        Schedule 12.15; and

                (f) Permitted Encumbrances.

        SECTION 12.16 Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make or permit to exist any Investment in any Person, except for, without duplication:

                (a) Investments existing on the date hereof and identified and disclosed in the financial statements referred to in Section 11.6 or
        Schedule 12.16;

                (b) advances to its employees or employees of any of its Subsidiaries for travel or other ordinary business expenses, in amounts which are reasonable and consistent with the Borrower's past practices;

                (c) shares of stock, obligations or other securities received in settlement of claims arising in the ordinary course of business;

                (d) Investments permitted under Section 12.12;

                (e) minority Investments in less than all or substantially all of the Stock, equity interests or assets of another Person in any transaction or series of transactions not constituting an Acquisition; and

                (f) Cash Equivalents.

        SECTION 12.17 Capital Expenditures. The Borrower will not, and will not permit any Subsidiary to, make any Capital Expenditures in any fiscal year of the Borrower if, after giving effect thereto, the aggregate of all Capital Expenditures made by the Borrower and its Subsidiaries in such fiscal year would exceed $4,000,000;

        SECTION 12.18 Financial Covenants.

        SECTION 12.18.1 Consolidated EBITDA. The Borrower will not permit its Consolidated EBITDA plus Restructuring Charges, determined as of the last day of each fiscal quarter of each fiscal year of the Borrower on a trailing, four-fiscal quarter basis, to be less than (a) $5,000,000 for the fiscal quarters ending June 30, 1998, September 30, 1998 and December 31, 1998 and (b) $7,500,000 for the fiscal quarter ending March 31, 1999 and $7,500,000 for each fiscal quarter thereafter.

        SECTION 12.18.2 Consolidated Net Worth. The Borrower will not permit its Consolidated Net Worth, determined as of the last day of each fiscal quarter of each fiscal year of Borrower, to be less than the "Minimum Required Amount". As used herein, the Minimum Required Amount shall mean $38,000,000 and such Minimum Required Amount shall increase as of January 1, 1998 and each January
1, thereafter, by an amount equal to 50% of the Borrower's cumulative positive Consolidated Net Income earned in the fiscal year completed on the December 3 immediately preceding the relevant January 1 of each year (but without subtraction for any negative Consolidated Net Income for such fiscal year); provided, however, that for purposes of this Section 12.18.2, the calculation of Consolidated Net Worth shall not be reduced by the redemption of up to 1,000,000 shares of the Borrower's common Stock made in accordance with Section 12.13(b) hereof during the period from the Effective Date to the Termination Date.

        SECTION 12.18.3 Indebtedness to EBITDA Ratio. The Borrower will not permit the ratio of its (a) consolidated Indebtedness to (b) Consolidated EBITDA plus Restructuring Charges, determined as of the last day of each fiscal quarter of each fiscal year of the Borrower on a trailing, four-fiscal quarter basis, to be greater than (i) 3.0:1.0 for the fiscal quarters ending June 30, 1998, September 30, 1998 and December 31, 1998 and (ii) 2.0:1.0 for the fiscal quarter ending March 31, 1999 and 2.0:1.0 for each fiscal quarter thereafter.

        SECTION 12.18.4 Asset Coverage Ratio. The Borrower will not permit its Asset Coverage Ratio, determined as of the last day of each calendar month, to be less than 1.25:1.00. As used herein, the term "Asset Coverage Ratio" shall mean the ratio of (a) the sum of (i) cash on deposit in demand deposit accounts maintained by Borrower with Bank plus (ii) Cash Equivalents of Borrower and its Subsidiaries plus (iii) Borrower's Domestic Accounts, as reflected on Borrower's books and records plus (iv) Borrower's Domestic Inventory, valued at lower of
(x) the Borrower's cost (on a "first in-first out" basis) or (y) fair market value, but not exceeding the Maximum Inventory Value (as hereinafter defined) to
(b) the outstanding principal amount of the Loans hereunder plus the aggregate amount of Letter of Credit Liabilities; and the term "Maximum Inventory Value" shall mean an amount equal to 75% of the sum of (1) cash on deposit in demand deposit account maintained by Borrower with Bank, plus (ii) Cash Equivalents of the Borrower and it Subsidiaries; plus (iii) Borrower's Domestic Accounts, as reflected on Borrower's books and records.

        SECTION 12.19 Other Agreements. The Borrower will not, and not permit any of its Subsidiaries to, enter any agreement containing any provision which would be violated or breached by the performance by Borrower or such Subsidiary of its obligations hereunder or under any Other Agreement or any instrument or document to be delivered by Borrower in connection herewith.

        SECTION 12.20 Unconditional Purchase Options. The Borrower will not, and will not permit any of its Subsidiaries to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

        SECTION 12.21 Subsidiary Payments, etc. The Borrower will not, and not permit any of its Subsidiaries to, enter into any agreement prohibiting the ability of any of the Borrower's Subsidiaries to make any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrower.



                                  ARTICLE XIII
                              CONDITIONS PRECEDENT

        SECTION 13.1 Initial Loan and Letter of Credit. The obligation of Bank to make the initial Loan or issue the initial Letter of Credit is, in addition to the conditions precedent set forth in Section 13.2, subject to the condition precedent that Bank shall have received all of the following, each duly executed and dated such date as shall be satisfactory to Bank, and in form and substance satisfactory to Bank:

                (a) Agreements. This Agreement, the Note, the Patent and Trademark Assignment, and in the case of a Letter of Credit, the Application therefor.

                (b) Authorization. Evidence of the due authorization and incumbency of the officers of Borrower executing and delivering this Agreement and the Other Agreements, including specimen signatures of each such officer.

                (c) Consents, etc. Certified copies of all documents evidencing any necessary consents and governmental approvals (if any) with respect to this Agreement or any other document provided for hereunder.

                (d) Opinions of Counsel. The opinions of Rose Helen Perez and Richard A. Firehammer, counsels to the Borrower, addressed to Bank, substantially in the forms of Exhibit C hereto.

                (e) Confirmatory Certificate. A duly completed certificate confirming satisfaction of the conditions set forth in Section 13.2 signed by the President, a Senior Vice President or Chief Financial Officer of Borrower.

                (f) Articles and By-Laws. Copies of the articles of incorporation and by-laws of Borrower, certified by the Secretary, Assistant Secretary or other senior officer of Borrower.

                (g) Financing Statements, etc. Duly executed and completed UCC financing statements, together with such documents as Bank may require pursuant to Section 5.1 and 5.2.

                (h) Lien Searches. UCC, tax lien and judgment searches recently performed against Borrower in such jurisdictions as the Bank may require and the results of all such searches shall be satisfactory to Bank.

                (i) Good Standing. Evidence of recent date of the good standing of Borrower in the States of Delaware, Ohio, California and such other jurisdictions as the Bank may require. Evidence of Insurance. Evidence of insurance as required by Section 10.1 of this Agreement.

                (k) Lien Terminations. The Bank shall have received such UCC termination statements and other releases and satisfactions with respect to all existing UCC filings and other liens against Borrower as shall be necessary to terminate of record all such filings, other than with respect to Liens permitted by Section 12.15.

                (l) Payment of Expenses. Borrower shall have paid, in full, all costs and expenses of Bank, including reasonable fees and expenses of counsel to the Bank, contemplated by Section 17.3.

                (m) Lock Boxes and Collateral Proceeds Account. Borrower shall have opened the Lock Boxes and Collateral Proceeds Account contemplated by Article VI hereof, all required notices to Obligors and other third-parties referred to thereunder shall have been given and the Lock Boxes and Collateral Proceeds Account shall, in all respects, be operational.

                (n) Closing Fee. Borrower shall have paid, in full, the closing fee referred to in Section 4.3.

                (o) Other. Such other documents as Bank may reasonably request.


        SECTION 13.2 All Loans and Letter of Credit. The obligation of the Bank to make the initial Loan or issue the initial Letter of Credit and each subsequent Loan or Letter of Credit is subject to the following conditions precedent that: (a) No Event of Default or Unmatured Event of Default, shall have occurred and be continuing on the date of such requested Loan or

Letter of Credit or will result from the making of such Loan or the issuance of such Letter of Credit, (b) the warranties of Borrower contained in this Agreement and the Other Agreements shall be true and correct as of the date of such requested Loan or Letter of Credit, with the same effect as though made on the date of such Loan or Letter of Credit, (c) no Material Adverse Effect shall have occurred and be continuing and (d) in the case of any Letter of Credit, the Borrower shall have executed and delivered an Application therefor and all warranties of Borrower contained therein shall be true and correct as of the date of issuance of such Letter of Credit.


                                   ARTICLE XIV
                                EVENTS OF DEFAULT

        SECTION 14.1 Event of Default. Each of the following shall constitute an Event of Default under this Agreement:

                (a) Non-Payment. Default in the payment when due of (i) any principal of any Loan and the continuance of such default for two (2) Banking Days after notice thereof to the Borrower from the Bank or (ii) any interest on any Loan or any fee hereunder and the continuance of such default for five (5) Banking Days after notice thereof to the Borrower from the Bank.

                (b) Non-Payment of Other Indebtedness. Default in the payment when due, whether by acceleration or otherwise (subject to any applicable grace period), of any Indebtedness in a principal amount equal to or greater than $250,000 of, or guaranteed by, the Borrower or any Subsidiary (other than (i) any Indebtedness of any Subsidiary to the Borrower or to any other Subsidiary and (ii) the Indebtedness evidenced by the Note).

                (c) Acceleration of Other Indebtedness. Any event or condition shall occur which results in the acceleration of the maturity of any Indebtedness in a principal amount equal to or greater than $250,000 of, or guaranteed by, the Borrower or any Subsidiary (other than (i) any Indebtedness of any Subsidiary to the Borrower or to any other Subsidiary and (ii) the Indebtedness evidenced by the Note) or enables the holder or holders of such other Indebtedness or any trustee or agent for such holders (any required notice of default having been given and any applicable grace period having expired) to accelerate the maturity of such other Indebtedness.

                (d) Other Obligations. Default in the payment when due, whether by acceleration or otherwise, or in the performance or observance (subject to any applicable grace period) of (i) any obligation or agreement of the Borrower or any Subsidiary to or with the Bank (other than any obligation or agreement of the Borrower hereunder, under the Other Agreements or under the Note), or (ii) any material obligation or agreement of the Borrower or any Subsidiary to or with any other Person providing for payments in a total amount equal to a greater than $250,000 (other than (x) any such material obligation or agreement constituting or related to Indebtedness, (y) trade accounts payable, and (z) any material obligation or agreement of any Subsidiary to the Borrower or to any other Subsidiary), except only to the extent that the existence of any such default is being contested by the Borrower or such Subsidiary, as the case may be, in good faith and by appropriate proceedings and the Borrower or such Subsidiary shall have set aside on its books such reserves or other appropriate provisions therefor as may be required by GAAP.

                (e) Insolvency. The Borrower or any Subsidiary becomes insolvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they mature, or applies for, consents to, or acquiesces in, the appointment of a trustee, receiver or other custodian for the Borrower or such Subsidiary or for a substantial part of the property of the Borrower or such Subsidiary, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Borrower or any Subsidiary or for a substantial part of the property of the Borrower or any Subsidiary and is not discharged within 30 days; or any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is instituted by or against the Borrower or any Subsidiary and, if instituted against the Borrower or any Subsidiary is consented to or acquiesced in by the Borrower or such Subsidiary or remains for 30 days undismissed; or any warrant of attachment or similar legal process is issued against any substantial part of the property of the Borrower or any Subsidiary which is not released within 30 days of service.

                (f) Pension Plans. (i) The institution by the Borrower or any ERISA Affiliate of steps to terminate any Pension Plan if, in order to effectuate such termination, (a) the Borrower or any ERISA Affiliate would be required to make a contribution to such Pension Plan or would incur a liability or obligation to such Pension Plan and immediately after giving effect to the payment or satisfaction of such contribution, liability or obligation (if made or undertaken by the Borrower or any Subsidiary) an Event of Default or Unmatured Event of Default would exist and be continuing; (ii) the institution by the PBGC of steps to terminate any Pension Plan; or (iii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA.

                (g) Agreements. Default in the performance of any of the Borrower's agreements in this Agreement or in any Other Agreement (and not constituting an Event of Default under any of the other subsections of this Section 14.1) and continuance of such default for 30 days after notice thereof to the Borrower from the Bank.

                (h) Warranty. Any warranty made by the Borrower in this Agreement or in any Other Agreement is untrue or misleading in any material respect when made or deemed made; or any schedule, statement, report, notice, certificate or other writing furnished by the Borrower to the Bank is untrue or misleading in any material respect on the date as of which the facts set forth therein are stated or certified; or any certification made or deemed made by the Borrower to the Bank is untrue or misleading in any material respect on or as of the date made or deemed made.

                (i) Litigation. There shall be entered against the Borrower or any Subsidiary one or more judgments or decrees in excess of $1,500,000 in the aggregate at any one time outstanding for the Borrower and all Subsidiaries, excluding those judgments or decrees (i) that shall have been outstanding less than 30 calendar days from the entry thereof or
        (ii) for and to the extent which the Borrower or any Subsidiary is insured and with respect to which the insurer has assumed responsibility in writing or for and to the extent which the Borrower or any Subsidiary is otherwise indemnified if the terms of such indemnification and the Person providing such indemnification are satisfactory to the Bank.

                (j) Lock Boxes and Collateral Proceeds Amount. Except as contemplated by Section 6.5 hereof, the Lock Boxes and the Collateral Proceeds Account are terminated or are no longer in effect as set forth herein.


        SECTION 14.2 Termination of Commitments and Effect of Event of Default. Upon an Event of Default, Bank may declare the Commitments to be terminated and the Note and all other Liabilities to be due and payable, whereupon the Commitments shall immediately terminate and the Note and all other Liabilities shall become immediately due and payable, all without further notice of any kind. Bank shall promptly advise Borrower of any such declaration but failure to do so shall not impair the effect of such declaration. Notwithstanding the foregoing, the effect as an Event of Default of any event described in Section 14 may be waived by Bank. Upon any such termination, the Borrower shall provide cash collateral or other collateral satisfactory to the Bank with respect to the Letter of Credit Liabilities. All of Bank's rights and remedies under this Agreement and the Other Agreements are cumulative and non-exclusive. Notwithstanding any provision of this Article XIV to the contrary, it shall not be an Event of Default under this Agreement so long as (a) Borrower notifies Bank promptly upon occurrence of the event or events constituting such Event of Default, (b) Borrower promptly and in good faith commences such actions as shall be necessary or appropriate to cure such Event of Default, if such Event of Default is, by its nature, in Bank's reasonable opinion, capable of such cure and Borrower completes such cure within thirty (30) days of such notice or such longer period as shall be agreed to by Bank and (c) at the time of such Event of Default and during the pendency of such cure as set forth herein, there shall not exist any Material Adverse Effect.

        SECTION 14.3 Collateral. Upon an Event of Default, Bank, in its sole and absolute discretion, may: (a) exercise any one or more of the rights and remedies accruing to a secured party under the UCC (b) enter, with or without process of law and without breach of the peace, any premises where the Collateral or the books and records of Borrower related thereto is or may be located, and without charge or liability to Bank therefor seize and remove the Collateral

(and copies of Borrower's books and records in any way relating to the Collateral) from said premises and/or remain upon said premises and use the same (together with said books and records) for the purpose of collecting, preparing and disposing of the Collateral, and Borrower hereby grants Bank a security interest in said books and records for the purpose above stated; and (c) sell or otherwise dispose of the Collateral at public or private sale on commercially reasonable terms for cash or credit. The proceeds of such dispositions shall first be applied toward the payment of the Liabilities, then toward the payment of expenses reasonably and actually incurred by the Bank in effecting any such sale or other disposition of the Collateral, including without limitation reasonably and actually incurred attorneys' fees and expenses, and then the remaining balance, if any, shall be remitted to the Borrower.

        SECTION 14.4 Assembly of Collateral. Upon an Event of Default, Borrower, immediately upon demand by Bank, shall assemble the Collateral and make it available to Bank at a place or places to be designated by Bank which is reasonably convenient to Bank and Borrower. Borrower recognizes that in the event Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement or the Other Agreements, no remedy of law will provide adequate relief to Bank, and agrees that Bank shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

        SECTION 14.5 Notice. Any notice required to be given by Bank of a sale, lease, other disposition of the Collateral or any other intended action by Bank, shall be made as set forth in Section 17.2 hereof not less than five Banking Days prior to such proposed action and shall constitute commercially reasonable and fair notice to Borrower thereof.

        SECTION 14.6 Sale of Collateral. Upon an Event of Default, Borrower agrees that Bank may, if Bank deems it reasonable, postpone or adjourn any such sale of the Collateral from time to time by an announcement at the time and place of sale or by announcement at the time and place of such postponed or adjourned sale, without being required to give a new notice of sale. Borrower agrees that Bank has no obligation to preserve rights against prior parties to the Collateral. Further, Borrower waives and releases any cause of action and claim against Bank as a result of Bank's possession, collection or sale of the Collateral, any liability or penalty for failure of Bank to comply with any requirement imposed on Bank relating to notice of sale, holding of sale or reporting of sale of the Collateral.

        SECTION 14.7 Waiver of Borrower. In the event Bank seeks possession of the Collateral through replevin or other court process, Borrower hereby irrevocably waives: (a) any bond, surety or security required as an incident to such possession, and (b) any demand for possession of the Collateral prior to the commencement of any suit or action to recover possession thereof. The Bank shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if it takes such action for that purpose as the Borrower shall request in writing, but failure of the Bank to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of the Bank to preserve or protect any rights with respect to the Collateral against prior parties, or to do any act with respect to preservation of the Collateral not so requested by the Borrower shall be deemed a failure to exercise reasonable care in the custody of preservation of any Collateral.


                                   ARTICLE XV
                  INCREASED COSTS AND OTHER SPECIAL PROVISIONS

        SECTION 15.1 Increased Costs. If (i) Regulation D of the Board of Governors of the Federal Reserve System, or (ii) after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank (or any IBOR Office of Bank) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency

                (A) shall subject Bank (or any IBOR Office of Bank) to any tax, duty or other charge with respect to its IBOR Loans, the Notes or its obligation to make IBOR Loans, or shall change the basis of taxation of payments to Bank of the principal of or interest on its IBOR Loans or any other amounts due under this Agreement in respect of its IBOR Loans or its obligation to make IBOR Loans (except for changes in the rate of tax on the overall net income of Bank or its IBOR Office imposed by the jurisdiction in which Bank's principal executive office or IBOR Office is located); or

                (B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve included in the determination of interest rates pursuant to Section 4), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, Bank (or any IBOR Office of Bank); or

                (C) shall impose on Bank (or its IBOR Office) any other condition affecting its IBOR Loans, the Notes or its obligation to make IBOR Loans;

and the result of any of the foregoing is to increase the actual cost to (or in the case of Regulation D referred to above, to impose an actual cost on) Bank (or any IBOR Office of Bank) of making or maintaining any IBOR Loan, or to reduce the actual amount of any sum received or receivable by Bank (or its IBOR Office) under this Agreement or under the Notes with respect thereto, then within 10 days after demand by Bank (which demand shall be accompanied by a statement setting forth in reasonable detail the basis of such demand), Borrower shall pay directly to Bank such additional amount or amounts as will compensate Bank for such actual increased cost or such actual reduction.

        SECTION 15.2 Changes in Law Rendering Certain Loans Unlawful. In the event that any change in (including the adoption of any new) any applicable law or regulation, or any change in the interpretation of any applicable law or regulation by any governmental or other regulatory body charged with the administration thereof, should make it (or in the good faith judgment of Bank raise a substantial question as to whether it
is) unlawful for Bank to make, maintain or fund IBOR Loans, then Bank shall promptly notify Borrower and, so long as such circumstances shall continue, (a) Bank shall have no obligation to make or convert into IBOR Loans and (b) on the last day of the current Interest Period for each IBOR Loan (or, in any event, if Bank so requests, on such earlier date as may be required by the relevant law, regulation or interpretation), such IBOR Loan shall, unless then repaid in full, automatically convert to an Adjusted Reference Rate Loan.

        SECTION 15.3 Funding Losses; Prepayment of Fixed Rate Loans.

                (a) Borrower hereby agrees that upon demand by Bank (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for the calculations of the amount being claimed) Borrower will indemnify Bank against any net loss or expense which Bank (or its IBOR Office) may sustain or incur (including, without limitation, any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Bank (or its IBOR Office) to fund or maintain any IBOR Loan), as reasonably determined by Bank, as a result of (a) any payment or prepayment or, conversion of any IBOR Loan on a date other than the last day of an Interest Period for such Loan (other than any such payment made at the request of the Bank pursuant to Section 15.2 as required by any relevant law, regulation or interpretation) or (b) any failure of Borrower to borrow or convert any Loan (or any portion thereof) on a date specified therefor in a notice of borrowing or conversion pursuant to this Agreement. For this purpose, all notices to Bank pursuant to this Agreement shall be deemed to be irrevocable.

                (b) Each prepayment of a Fixed Rate Loan, whether voluntary, by reason of acceleration or otherwise, will be accompanied by the amount of accrued interest on the amount prepaid, and a prepayment fee as described below. A "prepayment" is a payment of an amount on a date earlier than the scheduled payment date for such amount as required by this Agreement. The prepayment fee shall be equal to the amount (if any) by which:

                        (i) the additional interest which would have been payable during the interest period on the amount prepaid had it not been prepaid, exceeds

                        (ii) the interest which would have been recoverable by the Bank by placing the amount prepaid on deposit in the domestic certificate of deposit market, the eurodollar deposit market, or other appropriate money market selected by the Bank for a period starting on the date on which it was prepaid and ending on the last day of the interest period for such Portion (or the scheduled payment date for the amount prepaid, if earlier).

        SECTION 15.4 Basis for Determining Interest Rate Inadequate or Unfair. If with respect to any Interest Period deposits in Dollars (in the applicable amount) are not being offered to Bank in the interbank IBOR market for such Interest Period, or Bank determines (which determination shall be binding and conclusive on Borrower) that by reason of circumstances affecting the interbank IBOR market adequate and reasonable means do not exist for ascertaining the applicable IBOR Rate or Bank otherwise determines that the IBOR Rate will not adequately and fairly reflect the cost to Bank of maintaining or funding such Loans for such Interest Period; Bank shall promptly notify Borrower thereof and, so long as such circumstances shall continue, (a) Bank shall be under no obligation to make or convert into IBOR Loans and (b) on the last day of the current Interest Period for each IBOR Loan, such Loan shall, unless then repaid in full, automatically convert to an Adjusted Reference Rate.

        SECTION 15.5 Right of Bank to Fund through Other Offices. Bank may, if it so elects, fulfill its commitment as to any IBOR Loan by causing a foreign branch or affiliate of Bank to make such Loan, provided that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by Bank and the obligation of Borrower to repay such Loan shall nevertheless be to Bank and shall be deemed held by it, to the extent of such Loan, for the account of such branch or affiliate.

        SECTION 15.6 Discretion of Bank as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if Bank had actually funded and maintained each IBOR Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the IBOR Rate for such Interest Period.

        SECTION 15.7 Conclusiveness of Statements; Survival of Provisions. Determinations and statements of Bank pursuant to Section 15 shall be conclusive absent demonstrable error. Bank may use reasonable averaging and attribution methods in determining its costs and compensation under Section 15, and the provisions of such Section shall survive termination of this Agreement.


                                   ARTICLE XVI
              ENVIRONMENTAL, SAFETY AND HEALTH INDEMNITY AND WAIVER

                (a) Environmental and Safely and Health Indemnity. The Borrower hereby indemnifies the Bank and agrees to hold the Bank harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever (including, without limitation, court costs and attorneys' fees) (i) relating to or arising under any Environmental Law with respect to any period of time when Borrower held a fee, leasehold or other possessory interest in or to any premises subject to such Environmental Law; or (ii) which otherwise may be paid, incurred or suffered by or asserted against the Bank for, with respect to, or as a direct or indirect result of the violation by the Borrower or any Subsidiary (or any of their predecessors) of any Environmental Law or Occupational Safety and Health Law; or (iii) with respect to, or as a direct or indirect result of (a) the presence on or under, or the escape, seepage, leakage, spillage, disposal, discharge, emission, threat of release, or release of any Hazardous Material from, any property allegedly owned or operated by the Borrower or any Subsidiary (or any of their predecessors), or any property at which Hazardous Materials allegedly generated by the Borrower or any Subsidiary (or any of their predecessors) may have come to be located, or (b) the existence of any unsafe or unhealthy condition on or at any premises utilized by the Borrower or any Subsidiary (or any of their predecessors). The provisions of the undertakings and indemnification set forth in this
        Section 16 shall survive satisfaction and payment of the Note and other liabilities of the Borrower hereunder and any termination of this Agreement.

                (b) Waiver. The Borrower and its successors and assigns hereby release the Bank from all liability under any Environmental Law, and waive and agree not to make any claim or bring any cost recovery or contribution action against the Bank under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
        section 9601 et seq., as amended or hereafter amended, or any other Environmental Law now existing or hereafter enacted, other than with respect to any act or inaction attributable to the Bank.


                                  ARTICLE XVII
                                  MISCELLANEOUS

        SECTION 17.1 Waiver and Amendments. No failure or delay on the part of the Bank or the holder of the Note in the exercise of any power or right, and no course of dealing between the Borrower and the Bank or the holder of the Note, shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. The remedies provided for herein are cumulative and not exclusive of any remedies which may be available to the Bank at law or in equity. No notice to or demand on the Borrower not required hereunder or under the Note shall in any event entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Bank or the holder of the Note to any other or further action in any circumstances without notice or demand. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Note shall in any event be effective unless the same shall be in writing and signed and delivered by the Bank. Any waiver of any provision of this Agreement or the Note, and any consent to any departure by the Borrower from the terms of any provision of this Agreement or the Note, shall be effective only in the specific instance and for the specific purpose for which given.

        SECTION 17.2 Notices. Except as otherwise expressly provided herein, any notice hereunder to the Borrower or the Bank shall be in writing (including telecopy communication) and shall be given to the Borrower or the Bank at its address or telecopier number set forth on the signature pages hereof or at such other address or telecopier number as the Borrower or the Bank may, by written notice, designate as its address or telecopier number for purposes of notice hereunder. All such notices shall be deemed to be given when transmitted by telecopier and a confirmation of receipt is received, personally delivered or, in the case of a mailed notice, five (5) Banking Days after being sent by registered or certified mail, postage prepaid, in each case addressed as specified in this Section 17.2, provided, however, that notices to the Bank under Sections 2.4 or 2.6 shall not be effective until actually received by the Bank; and provided further that notices sent by registered or certified mail shall also be sent by telecopy on the date such notice is mailed.

        SECTION 17.3 Expenses. The Borrower agrees, whether or not any Loan is made hereunder, to pay the Bank upon demand for all reasonable expenses, including reasonable attorneys' fees and other legal expenses and costs of collection, incurred by the Bank in connection with (a) the preparation, negotiation and execution of this Agreement, the Note, the Other Agreements and any other instrument or document provided for herein or delivered or to be delivered hereunder or in connection herewith, (b) the preparation, negotiation and execution of any and all amendments to this Agreement, the Note or any such Other Agreements, (c) the enforcement of the Borrower's obligations hereunder, under the Other Agreements or under the Note and (d) all reviews, audits and field examinations of its books and records and of the Collateral. The Borrower also agrees to (i) indemnify and hold the Bank harmless from any loss or expense which may arise or be created by the acceptance of telephonic or other instructions for making Loans or disbursing the proceeds thereof, and (ii) pay, and save the Bank harmless from all liability for, any stamp or other tax which may be payable with respect to the execution or delivery of this Agreement or the issuance of the Note or any other instrument or document provided for herein or delivered or to be delivered hereunder or in connection herewith. The Borrower's foregoing obligations shall survive satisfaction and payment of the Note and other liabilities of the Borrower hereunder and any termination of this Agreement.

        SECTION 17.4 General Indemnity. The Borrower hereby indemnifies, exonerates, and holds the Bank and any holder of the Note and each of the officers, directors, employees and agents of the Bank and any such holder (collectively, the "Indemnitees") harmless from and against any and all obligations, losses, liabilities, damages, costs, expenses, actions, suits, judgments, penalties and claims of any kind whatsoever (including, without limitation, court costs and reasonable attorneys' fees and disbursements in connection with any investigative, administrative or judicial proceeding commenced or threatened (whether or not such Indemnitee shall be designated a party thereto)) which may be imposed on, incurred by or asserted against any Indemnitee, in any a manner relating to or arising out of (a) this Agreement or any other agreement, instrument or document executed and delivered by the Borrower in connection herewith, (b) the use or intended use of the proceeds of any Loan or Letter of Credit, or (c) the Borrower's failure to comply with any tax law or any other law, statute or governmental rule or regulation applicable to the Borrower (the "Indemnified Liabilities"); provided, however, that the Borrower shall have no obligation to any Indemnitee hereunder with respect to
(i) Indemnified Liabilities arising from the gross negligence or willful misconduct of such

Indemnitee, (ii) any third-party contractual rights to which any Indemnitee is bound or (iii) the violation of any law, rule, regulation or court or administrative decree to which any Indemnitee is bound. If and to the extent that the foregoing undertaking may be unenforceable for any reason whatsoever, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The provisions of and undertakings and indemnification set forth in this Section 17.4 shall survive satisfaction and payment of the Note and other liabilities of the Borrower hereunder and any termination of this Agreement.

        SECTION 17.5 Information. The Bank may furnish any information concerning the Borrower in the possession of the Bank from time to time to assignees of the rights and/or obligations of the Bank hereunder and to participants in any Loan (including prospective assignees and participants) and may furnish information in response to credit inquiries consistent with general banking practice.

        SECTION 17.6 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

        SECTION 17.7 Law. THIS AGREEMENT AND THE NOTE SHALL BE CONTRACTS MADE UNDER, AND GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

        SECTION 17.8 Successors. This Agreement shall be binding upon the Borrower and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Bank and the successors and assigns of the Bank. The Borrower shall not assign its rights or duties hereunder without the consent of the Bank.

        SECTION 17.9 WAIVER OF JURY TRIAL. THE BORROWER AND THE BANK WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (a) UNDER THIS AGREEMENT OR ANY OTHER AGREEMENT OR UNDER ANY AMENDMENT. INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ANY OTHER


                  [Remainder of Page Intentionally Left Blank]

AGREEMENT OR (b) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered at Chicago, Illinois, as of the day and year specified at the beginning hereof.

Attest:                                     UNIVERSAL ELECTRONICS, INC.




/s/  RICHARD A. FIREHAMMER                  By: /s/  PAUL D. ARLING
----------------------------------            ----------------------------------
         Secretary                          Name: Paul D. Arling
Richard A. Firehammer, Jr.                  Title:President and Chief Operating
                                                  Officer
                                            Address:  6101 Gateway Drive
                                                      Cypress, California 90630
                                            Attention: Mr. Paul D. Arling
                                                       President and Chief
                                                       Operating Officer
                                            Facsimile Number: (714) 820-1042
                                            Telephone Number: (714) 820-1060


                                            BANK OF AMERICA NATIONAL TRUST
                                            AND SAVINGS ASSOCIATION


                                            By: /s/ CHARLES W. A. HAGEL
                                               ---------------------------------
                                            Name:   Charles W. A. Hagel
                                               ---------------------------------
                                            Title:  VICE PRESIDENT

                                               ---------------------------------
                                            Address:   231 South LaSalle Street
                                                       Chicago, Illinois 60697
                                            Attention: Mr. Charles W. A. Hagel
                                                       Vice President
                                            Facsimile Number: (312) 828-1974
                                            Telephone Number: (312) 828-4360

STATE OF CALIFORNIA)
                   )SS.:
COUNTY OF ORANGE   )


        I, JAMES W. TAYLOR, a Notary Public duly qualified, commissioned, sworn and acting in and for the County and State aforesaid, do hereby certify that Paul D. Arling, personally known to me to be the President and Chief Operating Officer of Universal Electronics, Inc., a Delaware corporation, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and severally acknowledged that as such President and Chief Operating Officer he signed and delivered the said instrument as his free and voluntary act, and as the free and voluntary act and deed of Universal Electronics, Inc., for the uses and purposes therein set forth.

        Given under my hand and official seal, this 18 day of OCTOBER, 1998.


My Commission expires:

JULY 9, 2001                                    /s/  JAMES W. TAYLOR
----------------------------------          ------------------------------------
                                                      Notary Public
(NOTARIAL SEAL)

------------

                                                         JAMES W. TAYLOR
                                                       COMMISSION #1141744
                                       [SEAL]       NOTARY PUBLIC-CALIfORNIA
                                                          ORANGE COUNTY
                                                  My Comm. Expires July 9, 2001

STATE OF ILLINOIS  )
                   )SS.:
COUNTY OF COOK     )


        I, ROXANE S. VENENGA, a Notary Public duly qualified, commissioned, sworn and acting in and for the County and State aforesaid, do hereby certify that Charles W. A. Hagel, personally known to me to be a Vice President of Bank of America National Trust and Savings Association, a national banking association, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person, and acknowledged that as such Vice President, he signed and delivered the said instrument as his free and voluntary act, and as the free and voluntary act and deed of Bank of America National Trust and Savings Association, for the uses and purposes therein set forth.

        Given under my hand and official seal, this 22nd day of October, 1998.

My Commission expires:

3-16-2002                                       /s/ ROXANE S. VENEVGA
----------------------------------          ------------------------------------
                                                      Notary Public
(NOTARIAL SEAL)

         OFFICIAL SEAL
       ROXANE S. VENENGA
NOTARY PUBLIC, STATE OF ILLINOIS
MY COMMISSION EXPIRES 3-16-2002

                                  SCHEDULE 5.4
                  TO THE REVOLVING LOAN AND SECURITY AGREEMENT
                                     BETWEEN
                         BANK OF AMERICA NATIONAL TRUST
                                       AND
                           UNIVERSAL ELECTRONICS INC.

LOCATIONS OF COLLATERAL, BOOKS AND RECORDS, CHIEF EXECUTIVE OFFICE AND LIST OF AFFILIATES



Locations of Collateral and Books and Records

        BORROWER'S LOCATIONS

               6101 Gateway Drive
               Cypress, California 90630

               Phone # (714) 820-1000

               1864 Enterprise Parkway West
               Twinsburg, Ohio 44087
               Phone # (330) 487-1110

               See also Borrower's List of Affiliates

               Borrower also has employee sales representatives living in various States operating out of their homes.

        THIRD PARTIES' LOCATIONS

               Amity Pen
               16006 Montoya St.
               Azusa, CA 91072
               Phone # (626) 969-0863

               Amros - Packaging
               5712 Brookpark Rd
               Cleveland, Ohio 44129
               Phone # (216) 741-6070

               Circuit Solutions Inc.
               34425 Lorain Rd.
               N. Ridgeville, Ohio

                                  SCHEDULE 5.4
                  TO THE REVOLVING LOAN AND SECURITY AGREEMENT
                                     BETWEEN
                         BANK OF AMERICA NATIONAL TRUST
                                       AND
                           UNIVERSAL ELECTRONICS INC.

LOCATIONS OF COLLATERAL, BOOKS AND RECORDS, CHIEF EXECUTIVE OFFICE AND LIST OF AFFILIATES (CONT.)


               Cal-Switch
               1010 Sandhill Avenue
               Carson, CA 90746-1313
               Phone # (310) 669-4140

               Philips Sound & Vision
               12435 Rojas Drive
               El Paso, TX
               Phone # (915) 778-3191

               Cerritos Terminal Services
               905 East Katella St.
               Anaheim, CA 92806
               Phone # (714) 991-0470

               Pentex Inc.
               6836 Commerce Ave
               El Paso, TX 79915
               Phone # (915) 774-9100

               Kimex Electronics
               330-11 Sinjung-Dong, Yangchon-Gu
               Seoul, Korea
               Phone # 011-822-653-2461

               Philips Singapore Pte. Ltd.
               Remote Control Systems
               Tuner Factory
               Toa Payoh, Lorong 1
               Singapore 319762
               Phone # 011-65-350-2927

                                  SCHEDULE 5.4
                  TO THE REVOLVING LOAN AND SECURITY AGREEMENT
                                    BETWEEN
                         BANK OF AMERICA NATIONAL TRUST
                                      AND
                           UNIVERSAL ELECTRONICS INC.

LOCATIONS OF COLLATERAL, BOOKS AND RECORDS, CHIEF EXECUTIVE OFFICE AND LIST OF AFFILIATES (CONT.)


             SMK Corp.
             5-5 Togoshi 6-chrome, Shinagawa-Ku
             Tokyo 142 Japan
             Phone # 011-813-3785-2136

             WKK Industries
             WKK Building
             418A Kwun Tong Road
             Kowloon, Hong Kong
             Phone # 011-852-2357-8888

             System X-10 Ltd
             Room 1103-4, Hilder Center
             2 Sung Ping Street
             Hungham, Kowloon, Hong Kong

             Cablevision Technologies
             Plot 232, Jalan Pknk 2
             Sungai Petani Industrial Estate
             Kadeh Darulaman, Malaysia
             Phone # 011-604-441-3999

             Computime Ltd.
             7/F How Ming Fty. Bldg.
             99 How Ming Street
             Kwun Tong, Kowloon, Hong Kong
             Phone # 011-852-2970-3938

             Displaytech Ltd.
             1501-2 Empress Plaza
             17-19, Chatham Road South
             Tsin Sha Tsui, Kowloon, Hong Kong
             Phone # 011-852-2311-2080

                                  SCHEDULE 5.4
                  TO THE REVOLVING LOAN AND SECURITY AGREEMENT
                                     BETWEEN
                         BANK OF AMERICA NATIONAL TRUST
                                       AND
                           UNIVERSAL ELECTRONICS INC.

LOCATIONS OF COLLATERAL, BOOKS AND RECORDS, CHIEF EXECUTIVE OFFICE AND LIST OF AFFILIATES (CONT.)

               Jetta Company Ltd.
               Jetta House
               19 On Kui Street
               On Lok Tsuen
               Fanling, Hong, Kong
               Phone # 011-852-2680-0268

               Jeckson Inc.
               1/F, 8/F, &11F DJ Building
               173 Hol Bun Road
               Kwun Tong, Kowloon, Hong Kong
               Phone # 011-852-2389-7337

               Some of Borrower's Books and Records are located at Borrower's outside counsels' offices located in various States.


Chief Executive OFFICE

        6101 Gateway Drive
        Cypress, California 90630
        Phone # (714) 820-1000


Wholly-owned Subsidiaries

        One For All (UK) -                  Not operating

        Universal Electronics B.V. -        Javastraat 92
        (formerly One For All B.V.)         7512 Enschede
                                            Netherlands

        One For All GmbH -                  Postfach 1740
                                            48578 Gronau
                                            Germany

                                  SCHEDULE 5.4
                  TO THE REVOLVING LOAN AND SECURITY AGREEMENT
                                     BETWEEN
                         BANK OF AMERICA NATIONAL TRUST
                                       AND
                           UNIVERSAL ELECTRONICS INC.

LOCATIONS OF COLLATERAL, BOOKS AND RECORDS, CHIEF EXECUTIVE OFFICE AND LIST OF AFFILIATES (CONT.)


Business and Trade Names under which Borrower does Business

        Borrower transacts business under its corporate name "Universal Electronics Inc.", and sometimes under the names "Universal" and/or "Universal Electronics", none of which have been registered as a trade name or Trademark. In addition, Borrower's corporate name is extremely common, with a variety of unrelated and unaffiliated companies incorporated and operating under names substantially similar to Borrower's corporate name. This has caused Borrower to qualify to do business in Ohio, California and Florida under names different than Borrower's corporate name. In Ohio, Borrower is qualified to do business under the name One For All, Inc.; in California, Borrower is qualified to do business under the name Delaware Universal Electronics, Inc.; and in Florida, Borrower is qualified to business under the name Universal Electronics of Delaware, Inc. (with the restructuring, Borrower no longer maintains an office in Florida).

        Additionally, in July 1990, an unrelated and unaffiliated corporation was incorporated in Delaware and qualified to do business under the name "One For All Incorporated". In Europe, Borrower transacts business through itself and through its wholly owned subsidiaries (see List of Affiliates).


Other

        Borrower is a publicly-traded corporation and has received a copy of one
Schedule 13D and one Schedule 13G, each filed by Geoffrey Nixon, Mission Partners, L.P., Liberty Nominees Limited, Horizon Offshore, Ltd., and M Partners L.P. (copies of which are attached hereto). Other than the Schedules 13D and 13G stated above, since November 21, 1995, Borrower has not received copies of any filings required under the Federal securities laws or the securities laws under any state from any person, entity or group that such person, entity or group has acquired a sufficient number of shares of the issued and outstanding common stock of Borrow so as to be or be deemed to be an affiliate of Borrower; and therefore, to the best of Borrower's knowledge, there are no other Affiliates of Borrower.

                                  SCHEDULE 8.1
                  TO THE REVOLVING LOAN AND SECURITY AGREEMENT
                                     BETWEEN
                         BANK OF AMERICA NATIONAL TRUST
                                       AND
                           UNIVERSAL ELECTRONICS INC.

        INVENTORY STORED WITH BAILEE, WAREHOUSEMAN OR OTHER THIRD-PARTY

See Schedule 5.4.

                                  SCHEDULE 10.1
                  TO THE REVOLVING LOAN AND SECURITY AGREEMENT
                                     BETWEEN
                         BANK OF AMERICA NATIONAL TRUST
                                       AND
                           UNIVERSAL ELECTRONICS INC.

                         LIST AND EVIDENCE OF INSURANCE

See attached 4 pages.

--------------------------------------------------------------------------------
ACCORD        EVIDENCE OF PROPERTY INSURANCE       CSR JK        DATE (MM/DD/YY)
                                                                       10/13/98
THIS IS EVIDENCE THAT INSURANCE AS IDENTIFIED BELOW HAS BEEN ISSUED, ---------- IS IN FORCE, AND CONVEYS ALL THE RIGHTS AND PRIVILEGES AFFORDED
UNDER THE POLICY.
--------------------------------------------------------------------------------
PRODUCER  PHONE/FAX                     COMPANY
          (A/C. No. Ext): 213-630-3200
          ----------------------------
Aon Risk Services, Inc.                 Federal Insurance Company
707 Wilshire Blvd., Ste. 6000           6500 Wilshire Blvd.
Los Angeles CA 90017                    Los Angeles CA 90048-4403
Carole Mitchell
--------------------------------------
CODE:                  SUB CODE:
--------------------------------------
AGENCY
CUSTOMER ID #: UNIV100
--------------------------------------------------------------------------------
INSURED                                 LOAN NUMBER    POLICY NUMBER
                                                        3533-58-31
                                        ----------------------------------------
        Universal Electronics, Inc.     EFFECTIVE   EXPIRATION   CONTINUED UNTIL
        6101 Gateway Drive                DATE         DATE        TERMINATION
        Cypress CA 90630                04/30/98     04/30/99 [ ]  IF CHECKED
                                        ----------------------------------------
                                        THIS REPLACES PRIOR EVIDENCE DATED:
--------------------------------------------------------------------------------
PROPERTY INFORMATION
LOCATION/DESCRIPTION




--------------------------------------------------------------------------------
COVERAGE INFORMATION

              COVERAGE/PERILS/FORMS            AMOUNT OF INSURANCE    DEDUCTIBLE
--------------------------------------------------------------------------------

Blanket Real & Personal Property                    $7,868,000          $5,000

Special Form, Direct Physical Loss, Subject to all policy conditions and exclusions.
Agreed Amount Endorsement





--------------------------------------------------------------------------------
REMARKS (Including Special Conditions)
CP 1218 Attached






--------------------------------------------------------------------------------
CANCELLATION
  THE POLICY IS SUBJECT TO THE PREMIUMS, FORMS, AND RULES IN EFFECT FOR EACH POLICY PERIOD. SHOULD THE POLICY BE TERMINATED, THE COMPANY WILL GIVE THE ADDITIONAL INTEREST IDENTIFIED BELOW 30 DAYS WRITTEN NOTICE, AND WILL SEND NOTIFICATION OF ANY CHANGES TO THE POLICY THAT WOULD AFFECT THAT INTEREST,
  IN ACCORDANCE WITH THE POLICY PROVISIONS OR AS REQUIRED BY LAW.
--------------------------------------------------------------------------------
ADDITIONAL INTEREST                     [ ] MORTGAGEE     [ ] ADDITIONAL INSURED
                                        [X] LOSS PAYEE    [ ]
NAME AND ADDRESS                        ----------------------------------------
                                        LOAN #
     Bank of America National Trust
     and Savings Association            ----------------------------------------
     231 South LaSalle Street           AUTHORIZED REPRESENTATIVE
     Chicago IL 60697
                                        /s/ CAROLE MITCHELL
                                        -----------------------
                                            Carole Mitchell

ACCORD 27 (3/93)                                     (C) ACCORD CORPORATION 1993
--------------------------------------------------------------------------------

POLICY NUMBER: 3533-58-31                                    COMMERCIAL PROPERTY


         THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.


                            LOSS PAYABLE PROVISIONS

This endorsement modifies insurance provided under the following:

        BUILDING AND PERSONAL PROPERTY COVERAGE FORM
        BUILDERS' RISK COVERAGE FORM
        CONDOMINIUM ASSOCIATION COVERAGE FORM
        CONDOMINIUM COMMERCIAL UNIT-OWNERS COVERAGE FORM
        STANDARD PROPERTY POLICY

                                    SCHEDULE

          PROVISIONS APPLICABLE
------------------------------------------
  LOSS          LENDER'S        CONTRACT
PAYABLE       LOSS PAYABLE      OF SALE
  XXX


PREM.   BLDG.         DESCRIPTION                        LOSS PAYEE
NO.     NO.           OF PROPERTY                     (NAME & ADDRESS)
        1 & 2    BLANKET REAL & PERSONAL PROPERTY      BANK OF AMERICA NATIONAL
                                                       TRUST AND SAVINGS ASSOCIATION
                                                       231 SOUTH LA SALLE STREET
                                                       CHICAGO, IL 60697


A. When this endorsement is attached to the STANDARD PROPERTY POLICY CP 00 99 the term Coverage Part in this endorsement is replaced by the term Policy.

The following is added to the LOSS PAYMENT Loss Condition, as indicated in the Declarations or by an "X" in the Schedule:

B.   LOSS PAYABLE

     For Covered Property in which both you and a Loss Payee shown in the Schedule or in the Declarations have an insurable interest, we will:

     1.  Adjust losses with you; and


CP 12 18 10 91       Copyright, ISO Commercial Risk Services, Inc., 1990

ACCORD                        CERTIFICATE OF LIABILITY INSURANCE


                                             CSR JK        DATE (MM/DD/YY)
                                             UNIV100             10/13/98
PRODUCER                                     ------------------------------------
                                             THIS CERTIFICATE IS ISSUED AS A MATTER
Aon Risk Services, Inc.                      OF INFORMATION ONLY AND CONFERS NO
707 Wilshire Blvd., Ste. 6000                RIGHTS UPON THE CERTIFICATE HOLDER. THIS
Los Angeles CA 90017                         CERTIFICATE DOES NOT AMEND, EXTEND OR
                                             ALTER THE COVERAGE AFFORDED BY THE
Carole Mitchell                              POLICIES BELOW.
Phone NO. 213-630-3200   Fax No.__________   ----------------------------------------
                                                  COMPANIES AFFORDING COVERAGE
                                             ----------------------------------------
                                             COMPANY
                                                A     Federal Insurance Company
                                             ----------------------------------------
                                             COMPANY
                                                B
                                             ----------------------------------------
                                             COMPANY
                                                C
Universal Electronics, Inc.                  ----------------------------------------
6101 Gateway Drive                           COMPANY
Cypress CA 90630                                D
-------------------------------------------------------------------------------------
COVERAGES

    THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN
    ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED
    NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER
    DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY
    PERTAIN. THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT
    TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN
    MAY HAVE BEEN REDUCED BY PAID CLAIMS.
-------------------------------------------------------------------------------------
CO       TYPE OF INSURANCE             POLICY NUMBER   POLICY EFFECTIVE   POLICY EXPIRATION      LIMITS
LTR                                                    DATE (MM/DD/YY)     DATE (MM/DD/YY)
-----------------------------------------------------------------------------------------------------------------------------------
GENERAL LIABILITY                        3533-58-31        04/30/98           04/30/99       GENERAL AGGREGATE           $2,000,000
                                                                                             --------------------------------------
A [X] COMMERCIAL GENERAL LIABILITY                                                           PRODUCTS-COMP/OP AGG        $2,000,000
  [ ] [ ] CLAIMS MADE [X] OCCUR                                                              --------------------------------------
  [ ] OWNERS & CONTRACTOR'S PROT                                                             PERSONAL & ADV INJURY       $1,000,O00
  [ ]                                                                                        --------------------------------------
  [ ] ___________________                                                                    EACH OCCURRENCE             $1,000,000
  [ ]                                                                                        --------------------------------------
                                                                                             FIRE DAMAGE (Any one fire)  $1,000,000
                                                                                             --------------------------------------
                                                                                             MED EXP (Any one person)    $   10,000
-----------------------------------------------------------------------------------------------------------------------------------
AUTOMOBILE LIABILITY                     7323-09-95        04/30/98           04/30/99       COMBINED SINGLE LIMIT       $1,000,000
                                                                                             --------------------------------------
A [ ] ANY AUTO                                                                               BODILY INJURY
  [ ] ALL OWNED AUTOS                                                                        (Per person)                $
  [X] HIRED AUTOS                                                                            --------------------------------------
  [X] NON-OWNED AUTOS                                                                        BODILY INJURY
  [ ] ___________________                                                                    (Per accident)
  [ ]                                                                                        --------------------------------------
                                                                                             PROPERTY DAMAGE             $
-----------------------------------------------------------------------------------------------------------------------------------
GARAGE LIABILITY                                                                             AUTO ONLY--EA ACCIDENT      $
                                                                                             --------------------------------------
  [ ] ANY AUTO                                                                               OTHER THAN AUTO ONLY
  [ ] NON-OWNED AUTOS                                                                        --------------------------------------
  [ ] ___________________                                                                             EACH ACCIDENT      $
                                                                                             --------------------------------------
                                                                                                          AGGREGATE      $
-----------------------------------------------------------------------------------------------------------------------------------
EXCESS LIABILITY                                                                             EACH OCCURRENCE             $
  [ ] UMBRELLA FORM                                                                          --------------------------------------
  [ ] OTHER THAN UMBRELLA FORM                                                               AGGREGATE                   $
                                                                                             --------------------------------------
                                                                                                                         $
-----------------------------------------------------------------------------------------------------------------------------------
       WORKERS COMPENSATION AND                                                              X    WC STATU-   OTH-
       EMPLOYERS' LIABILITY                                                                     TORY LIMITS    ER
                                                                                             --------------------------------------
       THE PROPRIETOR/                                                                       EL EACH ACCIDENT            $1,000,000
A      PARTNERS/EXECUTIVE  [ ] INCL      7162-97-58        04/30/98           04/30/99       --------------------------------------
       OFFICERS ARE        [ ] EXCL                                                          EL DISEASE-POLICY LIMIT     $1,000,000
                                                                                             --------------------------------------
                                                                                             EL DISEASE-EA EMPLOYEE      $1,000,000
-----------------------------------------------------------------------------------------------------------------------------------
       OTHER



-----------------------------------------------------------------------------------------------------------------------------------
DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS

Certificate Holder is named as Additional Insured as respects their interest in the Named Insures.

-----------------------------------------------------------------------------------------------------------------------------------

CERTIFICATE HOLDER                                            CANCELLATION

                                            BOUNTSA           SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED
Bank of America National Trust                                BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING COMPANY WILL
and Savings Association                                       ENDEAVOR TO MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE
231 South LaSalle Street                                      HOLDER NAMED TO THE LEFT. SUCH NOTICE SHALL IMPOSE NO
Chicago IL 60697                                              OBLIGATION OR LIABILITY OF ANY KIND UPON THE COMPANY, ITS
                                                              AGENTS OR REPRESENTATIVES.
                                                              --------------------------------------------------------------------
ACORD 25-S (1/95)                                             AUTHORIZED REPRESENTATIVE

                                                              /s/ CAROLE MITCHELL
                                                              -------------------
                                                              Carole Mitchell
                                                                                                (C) ACCORD CORPORATION 1988
-----------------------------------------------------------------------------------------------------------------------------------

[LOGO]                                                         Aon Risk Services






October 13, 1998


Mr. Peter H. Barrow

Neal, Gerber & Eisenberg
Two North LaSalle Street
Chicago, IL 60602

RE:        Universal Electronics, Inc.
           Bank Line Request
           Commercial Insurance - Premium Payment Confirmation

Dear Mr. Barrow:

Per your request, the following is confirmation of Universal Electronics, Inc.s' current payment status of their Commercial Insurance policies.

1)  Commercial Package - Quarterly Installments, Current To Date (4/30/98-99)
2)  Automobile - Paid In Full (4/30/98-99)
3)  Workers' Compensation - Quarterly Installment, Current To Date (4/30/98-99)
4)  Umbrella Liability - Paid In Full (4/30/98-99)
5)  DIC/Earthquake - Paid In Full (2/11/98-4/30/99)
6)  Directors & Officers Liability - Paid In Full (4/30/98-99)
7)  Fiduciary Liability - Paid In Full (5/9/98-4/30/99)
8)  Employment Practices Liability - Paid In Full (2/12/98 to 4/30/99)
9)  Foreign Package - Quarterly Installments, Current To Date (4/30/98-99)
10) Marine Cargo - Quarterly Installments, Current To Date (4/30/98-99)

Should you have any questions, please contact our office.



Sincerely,

/s/ JOHN MCKINLEY

John McKinley
Account Manager

                                  [LETTERHEAD]

                                  SCHEDULE 11.1
                  TO THE REVOLVING LOAN AND SECURITY AGREEMENT
                                     BETWEEN
                         BANK OF AMERICA NATIONAL TRUST
                                       AND
                           UNIVERSAL ELECTRONICS INC.

                                  ORGANIZATION


Borrower's United Kingdom subsidiary may no longer be in good standing due to Borrower ceasing such subsidiary's operations.

                                  SCHEDULE 11.5
                  TO THE REVOLVING LOAN AND SECURITY AGREEMENT
                                     BETWEEN
                         BANK OF AMERICA NATIONAL TRUST
                                       AND
                           UNIVERSAL ELECTRONICS INC.

                                    DEFAULTS

By virtue of the restructuring of Borrower, the shutting down of its Twinsburg, Ohio facility, and the relocation of its headquarters to its Cypress, California facility, Borrower may by in violation of certain provisions of that certain Enterprise Zone Agreement between Borrower and the City of Twinsburg dated June 20, 1995.

                                  SCHEDULE 11.8
                  TO THE REVOLVING LOAN AND SECURITY AGREEMENT
                                     BETWEEN
                         BANK OF AMERICA NATIONAL TRUST
                                       AND
                           UNIVERSAL ELECTRONICS INC.

                      LITIGATION AND CONTINGENT LIABILITIES

UNIVERSAL ELECTRONICS INC. v. THE UNITED STATES, 93-11-00740 IN THE UNITED STATES COURT OF INTERNATIONAL TRADE. Consolidated complaints filed by Borrower on various dates against the United States seeking a correct interpretation of the United States Harmonized Tariff Schedules with respect to the importation of certain of the Company's remote control products.

UNIVERSAL ELECTRONICS INC. Prior Disclosure Administrative Matter brought to the attention of US Customs by Borrower regarding incorrect classification of earlier entries. Action reactivated due to recent decision by United States Court of international Trade in United States v. Snuggles, Inc. (Slip Opinion 96-141) decided on August 20, 1996.

FURST ENERGY INCORPORATED AND DAVID A. BENOIT V. UNIVERSAL ELECTRONICS INC., CASE NO. 97CV1479(JEI) IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEW JERSEY. Action filed by Furst Energy Incorporated and David A. Benoit Inc. in March 1997 against the Company alleging that the Company misappropriated certain proprietary ideas and trade secrets, committed fraud and constructive fraud, made negligent misrepresentations, engaged in unfair competition, tortiously interfered with Furst's and Benoit's business and breached a contract with them. On August 29, 1997, the Court granted the Company's motion to dismiss Furst's and Benoit's claims for tortious business interference, fraud and constructive fraud. In addition, the Company filed its answer denying these claims and has and will continue to vigorously defend against them.

CIRCUIT SOLUTIONS, INC. V. UNIVERSAL ELECTRONICS INC., Case No. 98CV121418 IN THE COURT OF COMMON PLEAS, LORAIN COUNTY, OHIO. Action filed on June 23, 1998 by Circuit Solutions, Inc. against Borrower, alleging breach of contract and further alleging damages in the amount of $110,000. On July 20, 1998, due to a motion by Borrower, the suit was transferred to the United States District Court for the Northern District of Ohio, Eastern Division, CIRCUIT SOLUTIONS, INC. V. UNIVERSAL ELECTRONICS INC., CASE NO. 1:98 CV 1647. This case is in the preliminary stages of pleading, with Borrower filing its answer on July 24, 1998 denying plaintiff's allegations and claims. Borrower intends to vigorously defend this action.

                                  SCHEDULE 11.8
                  TO THE REVOLVING LOAN AND SECURITY AGREEMENT
                                     BETWEEN
                         BANK OF AMERICA NATIONAL TRUST
                                       AND
                           UNIVERSAL ELECTRONICS INC.

                                   LITIGATION
                                     (CONT.)



BRUCE V. VEREECKEN v. UNIVERSAL ELECTRONICS INC., CASE NO. CV 98 06 2506 IN THE COURT OF COMMON PLEAS, SUMMIT COUNTY, OHIO. Action filed on June 25, 1998 by Bruce V. Vereecken, a former executive officer of Borrower, alleging the Company has breached its Separation Agreement and General Release with him, and in addition, claiming promissory estoppel, unjust enrichment and bad faith. Vereecken is seeking damages in excess of $25,000. This case is in the preliminary stages of pleading, with Borrower filing its answer on August 13, 1998 denying plaintiff s allegations and claims. Borrower intends to vigorously defend this action.

Various other administrative claims for workers' compensation and unemployment.


See also Schedule 11.5.

                                  SCHEDULE 11.9
                  TO THE REVOLVING LOAN AND SECURITY AGREEMENT
                                     BETWEEN
                         BANK OF AMERICA NATIONAL TRUST
                                       AND
                           UNIVERSAL ELECTRONICS INC.

                                      LIENS



Society National Bank
The Provident Bank

                                 SCHEDULE 11.10
                  TO THE REVOLVING LOAN AND SECURITY AGREEMENT
                                     BETWEEN
                         BANK OF AMERICA NATIONAL TRUST
                                       AND
                           UNIVERSAL ELECTRONICS INC.

                                  SUBSIDIARIES

See Schedules 5.4 and II.1.

                                 SCHEDULE 11.11
                  TO THE REVOLVING LOAN AND SECURITY AGREEMENT
                                     BETWEEN
                         BANK OF AMERICA NATIONAL TRUST
                                       AND
                           UNIVERSAL ELECTRONICS INC.

                          PARTNERSHIPS; JOINT VENTURES

Presently, Borrower has no Partnerships or Joint Ventures in which it is participating; however, within its business plan, Borrower intends to actively seek and enter into such relationships when it is determined that it makes strategic sense. Presently, Borrower is in such discussions with General Instrument Corporation, Microsoft, Philips, and Scientific Atlanta.

                                 SCHEDULE 11.12
                  TO THE REVOLVING LOAN AND SECURITY AGREEMENT
                                     BETWEEN
                         BANK OF AMERICA NATIONAL TRUST
                                       AND
                           UNIVERSAL ELECTRONICS INC.

                                  ERISA MATTERS


Universal Electronics Inc. 401K and Profit Sharing Plan.

Borrower has granted options to acquire shares of Borrower's common stock at an option price equal to the then fair market value of the stock to various employees and members of Borrower's Board of Directors in 1992 as the Board of Directors authorized, and in subsequent years pursuant to Borrower's Universal Electronics Inc. 1993 Stock Incentive Plan, Universal Electronics Inc. 1995 Stock Incentive Plan, Universal Electronics Inc. 1996 Stock Incentive Plan, and Universal Electronics Inc. 1998 Stock Incentive Plan.

Borrower also provides a standard package of medical, health, vision, dental, disability and life insurance, and vacations to its employees. Borrower also provides certain of its executives with additional life insurance. In addition, Borrower provides certain of its employees with incentive compensation, tuition reimbursement, and relocation programs, and in certain instances, a severance program. Also, due to the restructuring of Borrower's organization and relocation of Borrower's corporate headquarters, Borrower is obligated to continue certain of Borrower's employees' medical, vision, dental, disability and life insurance for periods of time ranging from 2 months to 24 months following such employees' termination from employment.

Borrower has also entered into Salary Continuation Agreements with certain of its executive officers and non-executive officers.

Borrower is insured for worker's compensation matters in the State of Ohio through the State of Ohio insurance program.

                                 SCHEDULE 11.14
                  TO THE REVOLVING LOAN AND SECURITY AGREEMENT
                                     BETWEEN
                         BANK OF AMERICA NATIONAL TRUST
                                       AND
                           UNIVERSAL ELECTRONICS INC.

                              COMPLIANCE WITH LAWS

In the event that Borrower is found liable under any of the litigation matters to which Borrower is a party, Borrower would be deemed to have violated the applicable laws related to the claims made in connection with such matters.

See also Schedules 11.1 and 11.5.

                                 SCHEDULE 11.18
                  TO THE REVOLVING LOAN AND SECURITY AGREEMENT
                                     BETWEEN
                         BANK OF AMERICA NATIONAL TRUST
                                       AND
                           UNIVERSAL ELECTRONICS INC.

                              ENVIRONMENTAL MATTERS



None to Borrower's knowledge.

                                 SCHEDULE 12.14
                  TO THE REVOLVING LOAN AND SECURITY AGREEMENT
                                     BETWEEN
                         BANK OF AMERICA NATIONAL TRUST
                                       AND
                           UNIVERSAL ELECTRONICS INC.

                            OUTSTANDING INDEBTEDNESS


Pursuant to an agreement to acquire certain assets ("Purchase Agreement"), Borrower has a contingent obligation to pay $1,000,000 in two installments of $500,000 each, with the first payable on January 29, 1999 and the second payable on September 30, 1999, for additional assets described in the Purchase Agreement, in the event the seller thereunder elects during the month of January 1999 to sell those assets to Borrower. The Purchase Agreement also grants Borrower the option to acquire those assets on the same terms.

                                 SCHEDULE 12.15
                  TO THE REVOLVING LOAN AND SECURITY AGREEMENT
                                     BETWEEN
                         BANK OF AMERICA NATIONAL TRUST
                                       AND
                           UNIVERSAL ELECTRONICS INC.

                                 EXISTING LIENS


See Schedule 11.9.

                                 SCHEDULE 12.16
                  TO THE REVOLVING LOAN AND SECURITY AGREEMENT
                                     BETWEEN
                         BANK OF AMERICA NATIONAL TRUST
                                       AND
                           UNIVERSAL ELECTRONICS INC.

                              EXISTING INVESTMENTS


None, other than as described in the financial statements referred to in Section 11.6.